                                                                    Exhibit 10.1

                          REVOLVING CREDIT AGREEMENT


                           dated as of July 25, 1997



                                     among



                             JTP INDUSTRIES, INC.,

                                BANKBOSTON, NA.
       and the other lending institutions set forth on Schedule 1 hereto



                                      and




                               BANKBOSTON, N.A.,
                                   as Agent



           with BancBoston Securities Inc. having acted as Arranger

                                   Exhibits
                                   --------

               Exhibit A    Form of Revolving Credit Note
               ---------
               Exhibit B    Form of Loan Request
               ---------
               Exhibit C-1  Form of Borrower Security Agreement
               -----------
               Exhibit C-2  Form of Subsidiary Security Agreement
               -----------
               Exhibit D-1  Form of Guaranty (Holdings)
               -----------
               Exhibit D-2  Form of Guaranty (Subsidiaries)
               -----------
               Exhibit E    Form of Patent Assignment
               ---------
               Exhibit F    Form of Trademark Assignment
               ---------
               Exhibit G    Form of Intercompany Note
               ---------
               Exhibit H    Form of Stock Pledge Agreement (Borrower)
               ---------
               Exhibit I    Form of Compliance Certificate
               ---------
               Exhibit J    Form of Instrument of Adherence
               ---------
               Exhibit K    Form of Assignment and Acceptance
               ---------

                                   Schedules
                                   ---------
               Schedule 1        Banks' Commitments
               ----------
               Schedule 2        Non-Wholly-Owned Subsidiaries
               ----------
               Schedule 7.3      Title to Property
               ------------
               Schedule 7.7      Litigation
               ------------
               Schedule 7.15     Certain Transactions
               -------------
               Schedule 7.16     ERISA Matters
               -------------
               Schedule 7.18     Environmental Disclosure
               -------------
               Schedule 7.24     Insurance
               -------------
               Schedule 9.1      Permitted Indebtedness
               ------------
               Schedule 9.2      Permitted Liens
               ------------
               Schedule 9.3      Permitted Investments
               ------------

                          REVOLVING CREDIT AGREEMENT
                          --------------------------

     This REVOLVING CREDIT AGREEMENT is made as of July 25, 1997, by and among
(a) JTP INDUSTRIES, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 1751 Lake Cook Road, Suite 550, Deerfield, Illinois 60015, and certain of its Subsidiaries (as hereinafter defined) set forth on the signature page hereto; (b) BANKBOSTON, N.A., a national banking association, and the other lending institutions listed on Schedule 1 attached hereto; and (c) BANKBOSTON, N.A., as agent for itself and such other lending institutions.


                                  SECTION I.
                    DEFINITIONS AND RULES OF INTERPRETATION


(S)1.1    Definitions.

          The following terms shall have the meanings set forth in this 1 or elsewhere in the provisions of this Credit Agreement referred to below:

          Acquisition Documents. All documents, instruments and agreements which are to be executed in connection with the Acquisitions, all in form and substance satisfactory to the Agent and the Banks.

          Acquisitions. Collectively, (a) the acquisition by New Cambridge on the Closing Date of substantially all of the assets of Cambridge pursuant to the Cambridge Purchase Agreement; (b) the acquisition by New Dura-Line on the Closing Date of substantially all of the assets of Dura-Line pursuant to the Dura-Line Purchase Agreement; (c) the acquisition by New Johnson on the Closing Date of substantially all of the assets of Johnson pursuant to the Johnson Purchase Agreement; (d) the acquisition by New Viewsonics on the Closing Date of substantially all of the assets of Viewsonics pursuant to the Viewsonics Purchase Agreement; and (e) the acquisition by Holdings on the Closing Date of substantially all of the capital stock owned by JII of each of Aim, Bond Holdings, Diversified, NT Holdings and Old JTPG pursuant to the Stock Purchase Agreement.

          Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to (S)8.4(d) hereof.

          Affected Bank.  See (S)6.12 hereof.

          Affiliate. Any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, or any corporation or other organization in which such Person is the direct or indirect beneficial owner of ten percent (10%) or more of any class of equity securities or ten percent (10%) or more of the aggregate equity interest.

          Agent. BankBoston, N.A. acting as agent for the Banks.

          Agent's Fee.  See (S)5.2 hereof.

          Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

          Agent's Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

          Aim.  Aim Electronics Corporation, a Delaware corporation.

          Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the period ending on the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.



=========================================================================================
                               Base Rate    Eurodollar Rate   Letter of    Commitment Fee
Leverage Ratio                 Loans        Loans             Credit Fees  Rate
-----------------------------------------------------------------------------------------
Greater than or equal to
 5.50:1.00                     1.00%        2.50%             2.50%        0.50%

Less than 5.50:1.00 but
greater than or equal to
 5.00:1.00                     0.75%        2.25%             2.25%        0.50%

Less than 5.00:1.00            0.50%        2.00%             2.00%        0.375%

=========================================================================================

Notwithstanding the foregoing, (a) for Revolving Credit Loans outstanding, the Letter of Credit Fees and the commitment fees payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after December 31, 1997, the Applicable Margin shall be the highest Applicable Margin set forth above, and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to (S)8.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

     Assignment and Acceptance.  See (S)19.1 hereof.

     Authorized Officer. With respect to any Person, its president, chief financial officer or any vice president.

     Balance Sheet Date. March 31, 1997.

     Banks. The lending institutions listed on Schedule 1 attached hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)19 hereof.

     Base Rate. The annual rate of interest announced from time to time by BkB at its head office in Boston, Massachusetts, as its "base rate".

     Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

     BkB. BankBoston, N.A., a national banking association, in its individual capacity.

     Bond Holdings.  Bond Holdings, Inc., a Delaware corporation.

     Borrower.  As defined in the preamble hereto.

     Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Cambridge.  Cambridge Products Corporation, a Delaware corporation.

     Cambridge Purchase Agreement. The Asset Purchase Agreement, dated or to be dated on or prior to the Closing Date, between New Cambridge and Cambridge, pursuant to which New Cambridge is purchasing all of the assets of Cambridge, and assuming substantially all of its liabilities, on the Closing Date, and all other agreements, documents, instruments and certificates required to be entered into or delivered pursuant thereto or in connection with such acquisition, each in the form delivered to the Agent on the Closing Date.

     Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures. Amounts paid or indebtedness incurred by any Person in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles other than amounts paid in connection with the purchase or lease of Capital Assets with insurance or condemnation proceeds.

     Capitalization Documents. The Management Subscription Agreement, the Stockholders Agreement and the certificates of incorporation of Holdings, the Borrower and their Subsidiaries.

     Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA.  See (S)7.18 hereof.

     Closing Date. The first date on which the conditions set forth in (S)11 hereof have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

     Code.  The Internal Revenue Code of 1986.

     Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1 attached hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Fee Rate. The applicable rate per annum set forth in the chart contained in the definition of Applicable Margin under the heading "Commitment Fee Rate".

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     Compliance Certificate.  See (S)8.4(d) hereof.

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of a Person and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

     Consolidated Cash Flow. With respect to the Borrower and its Subsidiaries and for any fiscal period, an amount equal to EBITDA for such fiscal period, minus Capital Expenditures made in such period, minus cash income taxes and, without duplication, cash payments for income taxes under the Tax Sharing Agreement paid in such period, minus management fees paid under the New Subsidiary Consulting Agreement in such period, all as calculated on a Pro Forma Basis.

     Consolidated Cash Flow Ratio. As at the end of any fiscal quarter, the ratio of (a) Consolidated Cash Flow of the Borrower and its Subsidiaries for the Reference Period then ended to (b) the sum of (i) Consolidated Total Interest Expense for such period, plus all scheduled mandatory payments of principal on Indebtedness of the Borrower and its Subsidiaries made or required to be made in that period, plus without duplication, all scheduled mandatory payments of principal on Parent Indebtedness made or required to be made in that period, all as calculated on a Pro Forma Basis.

     Consolidated Net Income. With respect to any Person and its Subsidiaries for any period, the consolidated net income (or net deficit) of such Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after excluding therefrom (a) dividends paid or payable to the extent deducted from Consolidated Net Income and (b) without duplication, all non-recurring non-operating income or expenses, including but not limited to gains or losses realized upon the termination of pension plans, upon the sale of assets or the satisfaction of Indebtedness.

     Consolidated Total Interest Expense. The sum of (a) with respect to the Borrower and its Subsidiaries, for any fiscal period, the aggregate amount of interest expense in respect of all Indebtedness of the Borrower and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles (including the interest portion of any deferred payment obligation and the interest component of Capitalized Lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included as interest expense), plus, without duplication, (b) with respect to Holdings, for any fiscal period, the aggregate amount of all cash interest expense in respect of all Parent Indebtedness for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles (including the cash interest portion of any deferred payment obligation and the cash interest component of Capitalized Lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included as interest expense), as calculated on a Pro Forma Basis.

     Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with (S)2.7 hereof.

     Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     Default.  See (S)13.1 hereof.

     Delinquent Bank.  See (S)15.5.3 hereof.

     Discount Notes. The 11 3/4% Senior Discount Notes due 2007 issued by Holdings in the aggregate principal amount of $120,000,000 pursuant to the Discount Notes Indenture and any such documents, instruments or agreements issued in exchange pursuant to the Public Offering.

     Discount Notes Indenture. The Senior Discount Notes Indenture dated as of July 25, 1997 between Holdings and First Trust National Association, as trustee, and any such documents, instruments or agreements issued in exchange pursuant to the Public Offering, and each in the form delivered to the Agent on or prior to the Closing Date.

     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of a Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

     Diversified.  Diversified Wire & Cable, Inc., a Delaware corporation.

     Dollars or $.  Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 attached hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Domestic Subsidiary.  Any Subsidiary which is not a Foreign Subsidiary.

     Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with (S)2.7 hereof.

     Dura-Line.  Dura-Line Corporation, a Delaware corporation.

     Dura-Line Purchase Agreement. The Asset Purchase Agreement, dated or to be dated on or prior to the Closing Date, between New Dura-Line and Dura-Line, pursuant to which New Dura-Line is purchasing all of the assets of Dura-Line, and assuming substantially all of its liabilities, on the Closing Date, and all other agreements, documents, instruments and certificates required to be entered into or delivered pursuant thereto or in connection with such acquisition, each in the form delivered to the Agent on the Closing Date.

     EBITDA. With respect to any Person and its Subsidiaries and any fiscal period, an amount equal to Consolidated Net Income for such fiscal period, plus to the extent deducted in the calculation of Consolidated Net Income and without duplication,
(a) depreciation and amortization for such period, plus (b) other noncash charges for such period, plus (c) income tax expense for such period, plus (d) Consolidated Total Interest Expense paid or accrued during such period, plus (e) non-cash expenses relating to Financial Accounting Standards Board Statements Nos. 106 and 109 for such period, plus (f) the aggregate amount of non-capitalized transaction costs incurred in connection with financings and acquisitions, (including, but not limited to, financing fees) for such period, plus (g) Restructuring Costs for such period, plus (h) any extraordinary or nonrecurring changes relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity, plus (i) any and all payments made to Jordan Industries and other Persons pursuant to the terms of the Service Agreements during such period, and minus, (j) to the extent added in computing Consolidated Net Income and without duplication, all noncash gains (including income tax benefits) for such period all as determined in accordance with generally accepted accounting principles.

     Eligible Assignee. Any Bank or any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000;
(b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     Employee Benefit Plan. Any employee benefit plan within the meaning of
(S)3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws.  See (S)7.18(a) hereof.

     ERISA.  The Employee Retirement Income Security Act of 1974.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under (S)414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 attached hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (b) a number equal to
1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default.  See (S)13.1 hereof.

     Fee Letter. The fee letter, dated as of the Closing Date, between the Borrower and the Agent, as the same may be amended, modified or supplemented from time to time.

     Foreign Entity. Any Person which is organized under the laws of a jurisdiction other than the United States of America and the states (or the District of Columbia) thereof.

     Foreign Subsidiary. Any Subsidiary which conducts substantially all of its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the States (or the District of Columbia) thereof.

     Generally Accepted Accounting Principles. (a) When used in (S)9.5.1, (S)10 or in the determination of the Leverage Ratio in connection with the Applicable Margin, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect on the Balance Sheet Date, including, in the case of statements made on a pro forma basis, without limitation, all adjustments and reserves required pursuant to Rule 11.02 of Regulation S-X under the Securities Act of 1933, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the period ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, including, in the case of statements made on a pro forma basis, without limitation, all adjustments and reserves required pursuant to Rule 11.02 of Regulation S-X under the Securities Act of 1933, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantors. Each Domestic Subsidiary of the Borrower existing on the Closing Date and each other Domestic Subsidiary of the Borrower which becomes a party to the Guaranty after the Closing Date.

     Guaranty. Collectively, the Subsidiary Guaranty, the Non-Wholly Owned Subsidiary Guaranty and the Parent Guaranty.

     Hazardous Substances.  See (S)7.18(b) hereof.

     Holdings. Jordan Telecommunications Products, Inc., a Delaware corporation.

     Holdings Intercompany Loan.  See (S)11.13 hereof.

     Incentive Arrangements. With respect to any Person, any earn-out arrangements, stock appreciation rights, "phantom" stock plans, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the acquisition of entities or businesses by such Person or any of its Subsidiaries or the retention of executives, officers or employees by such Person or any of its Subsidiaries, provided that the notional amount of equity interests represented by Incentive Arrangements relating to any Person shall not exceed twenty percent (20%) of the common equity interest of such Person.

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. 24, Seventh), as amended.

     Instrument of Adherence.  See (S)9.5.1.

     Intercompany Advances.  See the definition of Maximum Liability.

     Intercompany Loan Agreement. The Line Letters, dated on or prior to the Closing Date, from the Borrower to certain of its Domestic Subsidiaries, and all instruments delivered in connection therewith, in form and substance satisfactory to the Agent.

     Intercompany Notes. Promissory notes to be issued among the Guarantors and the Borrower from time to time in the form of Exhibit G hereto and pledged and delivered by the holder thereof to the Agent for the benefit of the Banks as collateral security for the Obligations.

     Interest Coverage Ratio. As at any date of determination the ratio of (a) the EBITDA of the Borrower and its Subsidiaries for the Reference Period ending on such date, to (b) Consolidated Total Interest Expense for such Reference Period, provided that such calculations shall be made on a Pro Forma Basis.

     Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period. With respect to each Revolving Credit Loan (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months and
(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in (S)2.7 hereof, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any

Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from or added to, as the case may be, the aggregate amount of Investments any decrease or increase, as the case may be, in the value thereof.

          JII.  JII, Inc., a Delaware corporation.

          JI Properties Services Agreement. The Service Agreement dated as of July __, 1997 among Jordan Industries, Holdings, the Borrower, JI Properties, Inc. and other Persons party thereto, in the form delivered to the Banks and the Agent on or prior to the Closing Date.

          Johnson.  Johnson Components Inc., a Delaware corporation.

          Johnson Purchase Agreement. The Asset Purchase Agreement, dated or to be dated on or prior to the Closing Date, between New Johnson and Johnson, pursuant to which New Johnson is purchasing all of the assets of Johnson, and assuming substantially all of its liabilities, on the Closing Date, and all other agreements, documents, instruments and certificates required to be entered into or delivered pursuant thereto or in connection with such acquisition, each in the form delivered to the Agent on the Closing Date.

          Jordan Affiliates. (a) The Jordan Company, Jordan/Zalaznick Capital Company, JI Partners Limited Partnership, Jordan Industries, and their respective Affiliates (including Leucadia Investors, Inc.); (b) partners, principals, directors, officers, employees and agents of the Persons referred to in clause (a) hereof; (c) The John W. Jordan II Revocable Trust, The Jordan Family Trust and/or any other trusts established by John W. Jordan II; (d) any other trust established by the Persons referred to in clause (b) hereof; and (e) any corporation, partnership or other entity controlled by, or which is an Affiliate of, the Persons referred to in clauses (a), (b), (c) and (d) hereof.

          Jordan Industries.  Jordan Industries, Inc., an Illinois corporation.
          -----------------

          Letter of Credit.  See (S)4.1.1 hereof.
          ----------------

          Letter of Credit Application.  See (S)4.1.1 hereof.
          ----------------------------

          Letter of Credit Fee.  See (S)4.6 hereof.
          ---------------------

          Letter of Credit Participation.  See (S)4.1.4 hereof.
          ------------------------------

          Leverage Ratio. As at any date of determination, the ratio of (a) Total Net Indebtedness of a Person and its Subsidiaries outstanding on such date to (b) EBITDA of the Borrower and its Subsidiaries for the Reference Period ended on such date, as calculated on a Pro Forma Basis.

          Loan Documents. This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents and the Fee Letter.

          Loan Request.  See (S)2.6 hereof.
          ------------

          LoDan. LoDan West, Inc., a Delaware corporation and a wholly-owned Subsidiary of Old JTPG.

          Majority Banks. As of any date, (a) if there are less than three (3) Banks on such date, all Banks and (b) if there are three (3) or more Banks on such date, the Banks holding at least fifty one percent (51%) of the outstanding principal amount of the Revolving Credit Notes; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty one percent (51%) of the Total Commitment.

          Management Subscription Agreements. Those certain management subscription agreements dated after the Closing Date by and among the Borrower and certain of its stockholders whose names are set forth therein, with each such agreement to be in form and substance satisfactory to the Agent.

          Management Subscription Notes. Any subordinated promissory note issued by the Borrower to certain shareholders pursuant to the Management Subscription Agreements, with each such subordinated promissory note to be in form and substance satisfactory to the Agent.

          Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under all outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

          Maximum Liability. As to each Non-Wholly-Owned Guarantor, an amount equal to the principal amount of advances made by the Borrower to such Non-Wholly-Owned Guarantor under the Intercompany Loan Agreement ("Intercompany Advances").

          Mortgaged Property.  Any Real Estate which is subject to any Mortgage.

          Mortgages. Collectively, (a) the several mortgages and deeds of trust, dated or to be dated on or prior to September 25, 1997, from the Borrower and its Subsidiaries to the Agent with respect to the fee and leasehold interests of the Borrowers and its Subsidiaries in the Real Estate, each such mortgage or deed of trust referred to in clause (a) to be in form and substance reasonably satisfactory to the Agent and (b) all other mortgages and deeds of trust executed and delivered by the Borrower and its Subsidiaries pursuant to (S)8.14 and (S)8.16 hereof.

          Multiemployer Plan.  Any multiemployer plan within the meaning of
(S)3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     New Cambridge. New Cambridge Products Corporation, a Delaware corporation, and, prior to the Reorganization, a Subsidiary of Holdings, and after the Reorganization, a Subsidiary of the Borrower.

     New Dura-Line. New Dura-Line Corporation, a Delaware corporation, and, prior to the Reorganization, a Subsidiary of Holdings, and after the Reorganization, a Subsidiary of the Borrower

     New Johnson. New Johnson Components, Inc., a Delaware corporation, and, prior to the Reorganization, a Subsidiary of Holdings, and after the Reorganization, a Subsidiary of the Borrower.

     New Subsidiary Advisory Agreements. Collectively, the New Subsidiary Advisory Agreements, dated July 25, 1997, by and among Jordan Industries, Holdings and each of its Subsidiaries, in the form delivered to the Banks and the Agent on or prior to the Closing Date.

     New Subsidiary Consulting Agreement. The New Subsidiary Consulting Agreement dated as of July 25, 1997 by and among Jordan Industries, Holdings and each of its Subsidiaries, in the form delivered to the Banks and the Agent or prior to the Closing Date, and relating to corporate management and administrative services provided and to be provided to Holdings and its Subsidiaries by Jordan Industries.

     New Viewsonics. New Viewsonics, Inc., a Delaware corporation, and, prior to the Reorganization, a Subsidiary of Holdings, and after the Reorganization, a Subsidiary of the Borrower

     Non-Affected Bank(s). As at any date of determination, those Banks which are not Affected Banks.

     Non-Wholly-Owned Guarantor(s). Collectively, all of, and, individually each of, the non-wholly-owned Subsidiaries of the Borrower listed on Schedule 2 attached hereto, provided that each such Person shall constitute a Non-Wholly-Owned Guarantor hereunder only while the Borrower does not own, either directly or indirectly, 100% of the issued and outstanding capital stock of such Person.

     Non-Wholly-Owned Subsidiary Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each of the Non-Wholly-Owned Guarantors in favor of the Banks and the Agent pursuant to which each Non-Wholly-Owned Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations, substantially in the form of Exhibit D-1 attached hereto.

     NT Holdings.  New Northern Technologies, Inc., a Delaware corporation.

     Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

     Offering. The offering by Holdings to certain accredited investors and qualified institutional buyers of the Senior Notes, the Discount Notes and the Units pursuant to the Offering pursuant to the offering circular dated June 24, 1997.

     Offering Documents. Collectively, the Preferred Stock Exchange Notes, the Preferred Stock Exchange Indenture, the Senior Notes, the Senior Notes Indenture, the Discount Notes, the Discount Note Indenture, Holdings' certificate of incorporation and all documents, instruments and agreements executed in connection with any of the foregoing (including, without limitation, all documents, instruments and agreements executed in connection with the exchange of all documents entered into in connection with the Offering for those to be entered into in connection with the Public Offering).

     Old JTPG. Old Jordan Telecommunications Product Group, Inc., a Delaware corporation.

     outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

     Parent Guaranty. The Guaranty, dated or to be date on or prior to the Closing Date, made by Holdings in favor of the Banks and the Agent pursuant to which Holdings guaranties to the Banks and the Agent the payment and performance of the Obligations, substantially in the form of Exhibit D-2 attached hereto.

     Parent Indebtedness. At any time, all Indebtedness of Holdings and its Subsidiaries other than Indebtedness of any Subsidiary of Holdings with respect to which Holdings is neither a co-obligor nor has any contingent obligation thereunder or the sole recourse to Holdings is contractually limited to Holdings' equity interest in the respective Subsidiary of Holdings (which may not be the Borrower) which has directly incurred the respective Indebtedness.

     Patent Assignments. The several Patent Assignments, dated or to be dated on or prior to the Closing Date, made by the Borrower and its Subsidiaries in favor of the Agent and in substantially the form of Exhibit E hereto.

     PBGC. The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA and any successor entity or entities having similar responsibilities.

     Perfection Certificates. The Perfection Certificates as defined in the in the Security Agreements.

     Permitted Acquisitions.  See 9.5.1 hereof.

     Permitted Liens. Liens, security interests and other encumbrances permitted by (S)9.2 hereof.

     Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Preferred Stock. As applied to the capital stock of any Person, means the capital stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of such Person.

     Preferred Stock Exchange Indenture. The Preferred Stock Exchange Indenture dated as of July 25, 1997 between Holdings and First Trust National Association, as trustee, in the form delivered to the Agent on or prior to the Closing Date.

     Preferred Stock Exchange Notes. The 13 1/4% Subordinated Preferred Stock Exchange Notes due 2009 which may be issued by Holdings pursuant to the Preferred Stock Exchange Indenture in exchange for the Senior Exchange Preferred Stock.

     Preferred Stock Units. The $25,000,000 aggregate amount of Preferred Stock Units (as such term is defined in the Offering Circular) consisting of 25,000 shares of Senior Preferred Stock and 25,000 shares of common stock of Holdings.

     Pro Forma Basis. For the purposes of determining compliance with (S)9.5.1 and for calculations contained in (S)9.5.1, (S)10 and for calculations involving the Leverage Ratio for purposes of the Applicable Margin, (i) Consolidated Net Income and EBITDA shall be calculated on a pro forma basis as if all businesses acquired or sold, as the case may be, during the relevant period had been acquired or sold, as the case may be, on the first day of such period and, for the four fiscal quarters following the date hereof, the Reorganization occurred on the first day of such period, (ii) Indebtedness and Consolidated Total Interest Expense shall be calculated on a pro forma basis as if all Revolving Credit Loans borrowed on the Closing Date and, without duplication, all Indebtedness created, incurred, issued, assumed or repaid during the relevant period in connection with any acquisition or sale or the Reorganization referred to in clause (i) above had been created, incurred, issued, assumed or repaid on the first day of such period; in each case after making the adjustments and accruals required pursuant to Rule 11.02 under Regulation S-X under the Securities Act of 1933, with such adjustments being made in a manner, and with such other adjustments as may be approved by the Agent, and in making such pro forma calculation, interest on any such Indebtedness at a variable rate shall be calculated using the rate in effect at the time the calculation is made; and
(iii) Capital Expenditures shall be calculated on a pro forma basis to include Capital Expenditures made during the relevant period of all businesses acquired during the relevant period and to exclude Capital

Expenditures incurred during the relevant period of all businesses sold during the relevant period.

     Public Offering. The public offering by Holdings of the Senior Notes, the Discount Notes and the Units in exchange for the Senior Notes, the Discount Notes and the Units issued on the Closing Date pursuant to the Offering pursuant to a registration statement to be filed within sixty (60) days after the Closing Date on Form S-1 (the "Registration Statement").

     Rate Adjustment Period.  See the definition of Applicable Margin.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

     Reference Bank.  BkB.

     Reference Period.  A period of four consecutive fiscal quarters.

     Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in (S)4.2.

     Restricted Payment. In relation to the Borrower and its Subsidiaries, any
(a) Distribution; (b) any payment by the Borrower on the Management Subscription Notes or (c) payment by the Borrower or any of its Subsidiaries to Holdings or to any other Affiliate of the Borrower or Holdings other than payments to Affiliates (other than Holdings) for goods and services in the ordinary course of business on terms equivalent to those obtainable in arms length transactions.

     Reorganization. The series of related transactions occurring on or prior to the Closing Date in which (a) Jordan Industries contributes approximately $20,000,000 in cash to Holdings in exchange for Holdings' Preferred Stock; (b) certain Jordan Affiliates and other Persons contribute approximately $2,000,000 in cash for approximately ninety percent (90%) of the common stock of Holdings;
(c) Holdings forms each of New Cambridge, New Dura-Line, New Johnson and New Viewsonics; (d) each of New Cambridge, New Dura-Line, New Johnson and New Viewsonics enter into the Cambridge Purchase Agreement, Dura-Line Purchase Agreement, Johnson Purchase Agreement and Viewsonics Purchase Agreement, respectively; (e) Holdings enters into the Stock Purchase Agreement with JII;
(f) Holdings consummates the transactions contemplated by the Senior Notes Indenture, the Subordinated Notes Indenture and the Preferred Stock Offering, and contributes a portion of the proceeds to each of New Cambridge, New Dura-Line, New Johnson and New Viewsonics to enable each such Person to consummate the acquisitions contemplated by the Cambridge Purchase Agreement, the Dura-Line Purchase Agreement, the Johnson Purchase Agreement and the Viewsonics Purchase

Agreement and uses a portion of the proceeds to consummate the acquisition contemplated by the Stock Purchase Agreement with JII; and (g) Holdings contributes 100% of the capital stock of each of New Cambridge, New Dura-Line, New Johnson, New Viewsonics, Aim, Bond Holdings, Diversified, N.T. Holdings and Old JTPG to the Borrower for all of the capital stock of the Borrower in a tax-free transaction.

     Reorganization Documents. All documents, instruments and agreements which are to be entered into in accordance with the Reorganization, all in form and substance satisfactory to the Agent and the Banks.

      Restructuring Costs. Any non-recurring charges arising out of the restructuring, consolidation, severance or discontinuance of the operations of any entities or businesses (a "Restructuring") either alone or together with such Person or any Subsidiary of such Person incurred within twelve (12) months following the acquisition of such entity or business by such Person or any Subsidiary of such Person in an aggregate amount not to exceed $750,000 for each Restructuring, or greater if approved by the Majority Banks.

     Revolving Credit Loan Maturity Date.  July 31, 2002.

     Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to (S)2 hereof.

     Revolving Credit Notes.  See (S)2.4 hereof.

     Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     Security Agreements. The several Security Agreements, dated or to be dated on or prior to the Closing Date, between each of the Borrower and its Subsidiaries and the Agent, substantially in the form of Exhibits C-1 and C-2 hereto.

     Security Documents. The Guaranty, the Security Agreements, the Stock Pledge Agreements, the Mortgages, the Trademark Assignments, the Patent Assignments and all other instruments and documents delivered pursuant thereto.

     Senior Debt. As at any date of determination, with respect to the Borrower and its Subsidiaries, an amount equal to the sum of (a) Indebtedness of the Borrower and its Subsidiaries relating to the borrowing of money, other than Indebtedness in respect of the Revolving Credit Loans and the Holding Intercompany Loan, plus (b) Indebtedness of the Borrower and its Subsidiaries in respect of Capitalized Leases, plus, without duplication, (c) all obligations of the Borrower and its Subsidiaries in respect of guaranties, plus (d) the Total Commitment in effect on such date without regard to any reductions in the Total Commitment pursuant to (S)3.2 hereof.

     Senior Indenture. The Indenture dated as of July 25, 1997 between Holdings and First Trust National Association, as trustee, and any such documents, instruments or agreements issued in exchange pursuant to the Public Offering, and each in the form delivered to the Agent on or prior to the Closing Date.

     Senior Notes. The 9 7/8% Senior Notes due 2007 issued by Holdings in the aggregate principal amount of $190,000,000 pursuant to the Senior Indenture and any such documents, instruments or agreements issued in exchange therefor pursuant to the Public Offering.

     Senior Preferred Stock. The Senior Exchangeable Preferred Stock due 2009 of Holdings issued pursuant to the Offering and any such documents, instruments or agreements issued in exchange therefor pursuant to the Public Offering.

     Services Agreements. Collectively, the New Subsidiary Advisory Agreements, the New Subsidiary Consulting Agreement, the JI Properties Services Agreement and the Tax Sharing Agreement.

     Stockholders Agreement. The Stockholders Agreement dated as of July 25, 1997 among Holdings and certain stockholders party thereto and in the form delivered to the Agent on or prior to the Closing Date.

     Stock Pledge Agreements. Collectively, (a) the Stock Pledge Agreements, dated or to be dated on or prior to the Closing Date, between certain Subsidiaries and the Agent, and (b) the Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Agent, each substantially in the form of Exhibit H hereto.

     Stock Purchase Agreement. The Stock Purchase Agreement, dated on or prior to the Closing Date, between Holdings and JII, pursuant to which Holdings is purchasing substantially all of the capital stock owned by JII of each of Bond Holdings, Aim, Diversified, N.T. Holdings and Old JTPG on the Closing Date, and all other agreements, documents, instruments and certificates required to be entered into or delivered pursuant thereto or in connection with such acquisition, each in the form delivered to the Agent on the Closing Date.

     Subordinated Debt. Indebtedness of Holdings or any of its Subsidiaries evidenced by the Subordination Documents, that is expressly subordinated and made junior to the payment and performance in full of the Obligations on terms satisfactory to the Agent and the Banks.

     Subordinated Notes. The Preferred Stock Exchange Notes and the Management Subscription Notes.

     Subordination Documents. The Preferred Stock Exchange Notes, the Preferred Stock Exchange Indenture and the Management Subscription Notes.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Subsidiary Guarantors.  Each Guarantor other than Holdings.

     Subsidiary Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each Wholly-Owned Guaranty in favor of the Banks and the Agent pursuant to which each Wholly-Owned Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations, substantially in the form of Exhibit D-3 attached hereto.

     Survey. In relation to each Mortgaged Property, an instrument survey of such Mortgaged Property which shall show the location of all buildings, structures, easements and utility lines on such Mortgaged Property, shall be sufficient to remove the survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of such Mortgaged Property, shall not show any material encroachments by others, shall show the zoning district or districts in which such Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law.

     Surveyor Certificate. In relation to each Mortgaged Property for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Agent or the Title Insurance Company may require, such certificate to be reasonably satisfactory to the Agent in form and substance.

     Tax Sharing Agreement. The Tax Sharing Agreement, dated as of July 25, 1997, by and among Jordan Industries and each of the Subsidiaries of Jordan Industries listed on the signature pages thereto, in the form delivered to the Banks and the Agent on or prior to the Closing Date.

     Title Insurance Company. A nationally recognized title insurance company satisfactory to the Agent.

     Title Policy. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Agent insuring the priority of the Mortgage of such Mortgaged Property and that the Borrower or one of its Subsidiaries holds marketable fee simple or leasehold title, as the case may be, to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens or persons in occupancy, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may reasonably require, if available in the applicable jurisdiction, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement, (d) revolving credit endorsement, (e) tie-in endorsement, (f) doing business endorsement and (g) ALTA form 3.1 zoning endorsement, provided, however, the requirements of clauses (a) and (g) above shall not become effective until sixty (60) days after the Closing Date.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

     Total Net Indebtedness. As of any date of determination, the difference between (a) the sum of (i) all Indebtedness of the Borrower and its Subsidiaries for borrowed money, purchase money Indebtedness, all obligations evidenced by notes or bonds, and Indebtedness with respect to Capitalized Leases, determined on a consolidated basis in accordance with generally accepted accounting principles, provided, for purposes of calculating Indebtedness of the Borrower under the Revolving Credit Loans for any period, the principal amount hereof shall be deemed to be the daily average outstanding principal amount of Revolving Credit Loans for such period, plus, without duplication, (ii) all Parent Indebtedness of the following types: for borrowed money, purchase money Indebtedness, obligations evidenced by notes or bonds, and Indebtedness with respect to Capitalized Leases, determined on a consolidated basis in accordance with generally accepted accounting principles and (b) the daily average amount of unencumbered cash of the Borrower and its Subsidiaries for the immediately preceding period of sixty (60) consecutive days.

     Trademark Assignment. Collectively, the several Trademark Collateral Security and Pledge Agreements dated or to be dated on or prior to the Closing Date, made by the Borrower and its Subsidiaries in favor of the Agent and the several Assignment of Trademarks and Service Marks (U.S.) delivered by the Borrower and its Subsidiaries to the Agent in connection therewith, in each case in substantially the form of Exhibit F hereto.

     Transition Agreement. The Transition Agreement dated as of July 25, 1997 between Jordan Industries and Holdings, and in the form delivered to the Banks and the Agent on or prior to the Closing Date.

     Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, (S)4.2 hereof.

     Viewsonics.  Viewsonics, Inc., a Delaware corporation.

     Viewsonics Purchase Agreement. The Asset Purchase Agreement, dated or to be dated on or prior to the Closing Date, between New Viewsonics and Viewsonics, pursuant to which New Viewsonics is purchasing all of the assets of Viewsonics, and assuming substantially all of its liabilities, on the Closing Date, and all other agreements, documents, instruments and certificates required to be entered into or delivered pursuant thereto or in connection with such acquisition, each in the form delivered to the Agent on the Closing Date.

     Voting Stock. Stock or similar equity interest of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors (or persons performing similar functions), managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

     Wholly-Owned Guarantors. Collectively, all of, and individually, each of, the Subsidiaries of the Borrower that are not Non-Wholly Owned Guarantors.

     Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f)  the words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the

     Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.


          (h) Reference to a particular "(S)" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) the words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                                  SECTION II.
                         THE REVOLVING CREDIT FACILITY
                         -----------------------------

(S)2.1    Commitment to Lend.

     Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with (S)2.6 hereof, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in
(S)11 and (S)12 hereof, in the case of the initial Revolving Credit Loans to be made or converted on the Closing Date, and (S)12 hereof, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

(S)2.2    Commitment Fee

     The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

(S)2.3    Reduction of Total Commitment

      The Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by $500,000 or an integral multiple of $100,000 in excess thereof the unborrowed portion of the Total Commitment or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this (S)2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

(S)2.4    The Revolving Credit Notes

     The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A attached hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or other such date on which a Bank may become a party hereto in accordance with (S)19 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

(S)2.5    Interest on Revolving Credit Loans

     Except as otherwise provided in (S)5.11 hereof,

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

          (c) the Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

(S)2.6    Requests for Revolving Credit Loans

      The Borrower shall give to the Agent written notice in the form of Exhibit B attached hereto (or telephonic notice confirmed in a writing in the form of Exhibit B attached hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than 11:00 a.m. (Boston time) (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan, provided, however, the Borrower shall not request any Eurodollar Rate Loan with an Interest Period longer than one (1) month until the date which is the earlier of (A) ninety (90) days following the Closing Date and (B) the date on which the Agent notifies the Borrower in writing that syndication has been completed. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $500,000 or a larger integral multiple of $100,000, and each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000 or a larger integral multiple of $100,000.

(S)2.7    Conversion Options

     (S)2.7.1  Conversion to Different Type of Revolving Credit Loan
               -----------------------------------------------------

          The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (d) no Base Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing; (e) no Base Rate Loan may be converted into a

     Eurodollar Rate Loan with, an Interest Period of longer than one (1) month until the date which is the earlier of (i) ninety (90) days after the Closing Date and (ii) the date on which the Agent notifies the Borrower in writing that syndication has been completed; and (f) no more than eight (8) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion into a Base Rate Loan shall be in an aggregate principal amount of $500,000 or a larger integral multiple of $100,000 and any partial conversion into a Eurodollar Rate Loan shall be in an aggregate principal amount of $1,000,000 or a larger integral multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

     (S)2.7.2    Continuation of Type of Revolving Credit Loan
                 ---------------------------------------------

          Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in (S)2.7.1 hereof; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this
     (S)2.7 is scheduled to occur.

     (S)2.7.3    Eurodollar Rate Loans
                 ---------------------

          Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a larger integral multiple of $100,000 in excess thereof.

(S)2.8    Funds for Revolving Credit Loans
          --------------------------------

     (S)2.8.1    Funding Procedures
                 ------------------

     Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving

Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (S)11 and (S)12 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

     (S)2.8.2  Advances by Agent

     The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date (or, if the Drawdown Date occurs prior to twenty-four hours after such Bank has received notice of a Loan Request, twenty-four hours after receipt of such notice of a Loan Request) to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                                  SECTION III
                    REPAYMENT OF THE REVOLVING CREDIT LOANS
                    ---------------------------------------

(S)3.1    Maturity

     The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and the Total Commitment shall be terminated in its entirety.

(S)3.2    Mandatory Repayments of Revolving Credit Loans

     If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by (S)(S)4.2(b) and (c) hereof. Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, in the event the Borrower or any of its Subsidiaries receives any cash proceeds (a) from the sale or other disposition of assets permitted by (S)9.5, which cash proceeds are required by
(S)9.5 to be repaid to the Agent hereunder or (b) from the sale of any of the capital stock of the Borrower or any of its Subsidiaries after the Closing Date or any other equity issuances by the Borrower or any of its Subsidiaries after the Closing Date, in excess of $5,000,000, the Borrower shall immediately repay the outstanding Revolving Credit Loans in an amount equal to 100% of such net cash proceeds, and, if the ratio of Senior Debt to EBITDA equals or exceeds 2.75:1.00 (as reflected in a certificate of the Borrower delivered to the Agent on the date such net cash proceeds are received), the Total Commitment shall be automatically reduced upon such receipt by an aggregate amount equal to 75% of such net cash proceeds. Any such reduction of the Total Commitment pursuant to this (S)3.2 shall be reinstated on the first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrower which reflects that the ratio of Senior Debt to EBITDA is less than 2.75:1.00 as at such date of determination, provided that no Default or Event of Default shall have occurred and be continuing.

(S)3.3    Repayments of Revolving Credit Loans

     The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this (S)3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 11:00 a.m. (Boston time) at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this (S)3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this (S)3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                  SECTION IV.
                               LETTER OF CREDIT
                               ----------------

(S)4.1    Letter of Credit Commitments

     (S)4.1.1  Commitment to Issue Letters of Credit

          Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
      (S)4.1.4 hereof and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the Maximum Drawing Amount of all Letters of Credit plus all Unpaid Reimbursement Obligations does not exceed $15,000,000 and (b) the sum of (i) the Maximum Drawing Amount of all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment.

     (S)4.1.2  Letter of Credit Applications

          Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

     (S)4.1.3  Terms of Letters of Credit

          Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirming bank or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform

     Customs.

     (S)4.1.4  Reimbursement Obligations of Banks

          Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to (S)4.2 hereof (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

     (S)4.1.5  Participations of Banks

          Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under (S)4.2 hereof in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to (S)4.2 hereof.

(S)4.2    Reimbursement Obligation of the Borrower

      In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

          (a) except as otherwise expressly provided in (S)(S)4.2(b) and (c) hereof, on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

          (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

          (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)13 hereof, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this (S)4.2 at any time from the date such amounts become due and payable (whether as stated in this (S)4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in (S)5.11 for overdue principal on the Revolving Credit Loans.

(S)4.3    Letter of Credit Payments

     If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in (S)4.2 hereof on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

(S)4.4    Obligations Absolute

     The Borrower's obligations under this (S)4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under (S)4.2 hereof shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

(S)4.5    Reliance by Issuer

     To the extent not inconsistent with (S)4.4 hereof, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

(S)4.6    Letter of Credit Fee

     The Borrower shall pay to the Agent a fee (in each case, a "Letter of Credit Fee") (a) in respect of each standby Letter of Credit issued pursuant to this Credit Agreement, calculated at the rate of the Applicable Margin per annum on the face amount of each such Letter of Credit, and the Agent shall, in turn, remit to each Bank (other than the Agent) its pro rata portion of such Letter of Credit Fee calculated at a rate of the Applicable Margin minus 1/4% per annum on the face amount of each such Letter of Credit, with the Agent retaining such 1/4% as a fronting fee and (b) in respect of each documentary Letter of Credit issued pursuant to this Credit Agreement, calculated at the rate of the Applicable Margin minus 1/2% per annum on the face amount of each such Letter of Credit, and the Agent shall, in turn, remit to each Bank (other than the Agent) its pro rata portion of such Letter of Credit Fee calculated at a rate of the Applicable Margin minus 3/4% per annum on the face amount of each such Letter of Credit, with the Agent retaining such 1/4% as a fronting fee. The Letter of Credit Fee for each Letter of Credit shall be payable quarterly in arrears on the last day of each calendar quarter. In addition, the Borrower shall pay to the Agent on the date of any issuance, extension, renewal or amendment of any Letter of Credit, for its own account, the Agent's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

                                   SECTION V.
                           CERTAIN GENERAL PROVISIONS
                           --------------------------

(S)5.1  Closing Fees.
        ------------

     The Borrower agrees to pay to the Agent on the Closing Date closing fees as set forth in the Fee Letter.

(S)5.2  Agent's Fee
        -----------

     The Borrower shall pay to the Agent, an Agent's fee (the "Agent's Fee") as provided in the Fee Letter.

(S)5.3  Funds for Payments
        ------------------

     (S)5.3.1  Payments to Agent
               -----------------

     All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees, Agent's Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

     (S)5.3.2  No Offset, Etc.
               ---------------

     Except as otherwise provided in (S)5.7 hereof, all payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. Except as otherwise provided in (S)5.7 hereof, if any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

(S)5.4  Computations
        ------------

     All computations of interest on the Revolving Credit Loans and of commitment fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrower unless within sixty (60) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

(S)5.5  Inability to Determine Eurodollar Rate
        --------------------------------------

     In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

(S)5.6  Illegality
        ----------

     Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Revolving Credit Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

(S)5.7  Additional Costs, Etc
        ---------------------

     If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans, Letters of Credit or such Bank's Commitment forms a part, and the result of any of the foregoing is:

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit, or

              (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

              (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. On or before the date it becomes a party to this Credit Agreement and from time to time thereafter upon any change in status rendering any certificate or document previously delivered pursuant to this (S)5.7 invalid or inaccurate, each Bank that is organized under the laws of a jurisdiction outside the United States shall (but, with respect to any renewal or change in status, if legally able to do so) deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or subsequent version thereto, properly completed and duly executed by such Bank establishing that such payment is (a) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with conduct by such Bank of a trade or business in the United States or (b) totally exempt from United States Federal withholding tax, or (other than in the case of such Bank on the date such Bank became a party to this Credit Agreement), subject to a reduced rate of such tax under a provision of an applicable tax treaty. The Borrower shall not be required to pay any additional amounts to any Bank pursuant to (S)5.3 or this (S)5.7 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of the preceding sentence.

     Any Bank claiming any additional amounts payable pursuant to (S)5.3 or this
(S)5.7 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending certificate office if the making of such a filing or change would avoid the need for or substantially reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole and absolute determination of such Bank be otherwise disadvantageous to such Bank, which determination by such Bank shall be conclusive.

     If a Bank or the Agent shall become aware that it is entitled to receive a refund in respect of taxes as to which it has been indemnified by the Borrower pursuant to (S)5.3 or this (S)5.7, it shall promptly notify the Borrower of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank or the Agent, as applicable, receives a refund in respect of any taxes to which it has been indemnified by the Borrower pursuant to (S)5.3 or this
(S)5.7, it shall promptly repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under (S)5.3 or this (S)5.7 with respect to such refund), net of all out-of-pocket expenses (including taxes imposed with respect to such refund) of such Bank or the Agent, as applicable, and without interest; provided, however, that the Borrower, upon the request of such Bank or the Agent, as applicable, agrees to return such refund (plus penalties, interest or other charges) to such Bank or the Agent in the event such Bank or the Agent is required to repay such refund.

(S)5.8  Capital Adequacy
        ----------------

     If after the date hereof any Bank or the Agent determines that (a) the adoption of or change after the Closing Date in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's Commitment with respect to any Revolving Credit Loans or the Revolving Credit Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty
(30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

(S)5.9  Certificate

     A certificate setting forth any additional amounts payable pursuant to
(S)5.7 or (S)5.8 hereof and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

(S)5.10  Indemnity

     The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with (S)(S)2.6 or 2.7 hereof or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Revolving Credit Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

(S)5.11  Interest on Overdue Amounts

     Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the highest interest rate applicable to Revolving Credit Loans pursuant to (S)2.5 until such amount shall be paid in full (after as well as before judgment).

(S)5.12  Replacement Banks

     Within thirty (30) days after (a) any Bank has demanded compensation from the Borrower pursuant to (S)(S)5.7 or 5.8 hereof, or (b) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Eurodollar Rate Loan on any Drawdown Date, as described in (S)5.6 hereof or illegal for any Bank to make any Revolving Credit Loan as provided in (S)12.2 hereof (any such Bank described in the foregoing clauses (a) or (b) is hereinafter referred to as an "Affected Bank"), the Borrower may request that the Non-Affected Banks acquire all, but not less than all, of the Affected Bank's outstanding Revolving Credit Loans and assume all, but not less than all, of the Affected Bank's Commitment. If the Borrower so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Revolving Credit Loans and to assume all or any portion of the Affected Bank's Commitment. If the Non-Affected Banks do not elect to acquire and assume all of the Affected

Bank's outstanding Revolving Credit Loans and Commitment, the Borrower may designate a replacement bank or banks, which must be satisfactory to the Agent, to acquire and assume that portion of the outstanding Revolving Credit Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of (S)19 hereof shall apply to all reallocations pursuant to this (S)6.12, and the Borrower, the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of (S)19 hereof, such Assignments and Acceptances and other instruments, including, without limitation, Revolving Credit Notes, as are required pursuant to (S)19 hereof to give effect to such reallocations. Any Non-Affected Banks and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall be deemed to be Eligible Assignees for all purposes of (S)19 hereof. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Bank all interest accrued on its Revolving Credit Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.

                                  SECTION VI.
                       COLLATERAL SECURITY AND GUARANTIES
                       ----------------------------------

(S)6.1  Security of Borrower

     The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets (tangible and intangible) of the Borrower (with such exceptions as the Agent may approve), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party, including, without limitation, a pledge by the Borrower of 100% of the capital stock of each Domestic Subsidiary and 66% of the capital stock of each Foreign Subsidiary.

(S)6.2  Guaranty and Security of Subsidiaries

     (a) The Obligations shall also be guaranteed by each of the Wholly-Owned Guarantors pursuant to the Subsidiary Guaranty. The Obligations of each Wholly-Owned Guarantor under the Subsidiary Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the Collateral of such Wholly-Owned Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Wholly-Owned Guarantor is a party. Notwithstanding anything to the contrary contained in this (S)6.2(a), each of the Wholly-Owned Subsidiaries set forth on Schedule 6.2(a) attached hereto (the "Scheduled Subsidiaries") shall only be required to pledge the amount of the capital stock of any of the Subsidiaries set forth opposite such Scheduled Subsidiary's name on Schedule 6.2(a) (the "Foreign Scheduled Subsidiaries") that it owns, up to 66% of the capital stock of such Foreign Scheduled Subsidiary, and only to the extent that such a pledge of the capital stock does not either create a "deemed dividend", income recognition or other adverse Federal income tax consequence or any other materially adverse tax consequence to the Borrower, such Scheduled Subsidiary or such

Foreign Subsidiary and such pledge does not violate any document, instrument, agreement, law or regulation existing on the Closing Date to which the Borrower, such Scheduled Subsidiary or its Foreign Scheduled Subsidiary is a party. In addition, if after the Closing Date the Borrower or any Subsidiary makes an Investment or a series of related Investments, or acquires the capital stock in one or more Foreign Entities (other than a Foreign Scheduled Subsidiary), the Borrower or such Subsidiary, as the case may be, making such an Investment or consummating such acquisition shall only be required to pledge those shares of the capital stock owned by the Borrower or such Subsidiary, as the case may be, of such Foreign Entity up to 66% of the capital stock of such Foreign Entity and only to the extent that such a pledge of the capital stock does not either create a "deemed dividend", income recognition or other adverse Federal income tax consequence or any other materially adverse tax consequence to the Borrower, such Subsidiary or such Foreign Subsidiary and such pledge does not violate any document, instrument, agreement, law or regulation existing on the date such Investment was made to which the Borrower, such Subsidiary or such Foreign Entity is a party.

     (b) The Obligations shall also be guaranteed by each of the Non-Wholly-Owned Guarantors pursuant to the Non-Wholly-Owned Subsidiary Guaranty. The obligations of each Non-Wholly-Owned Guarantor under the Non-Wholly-Owned Subsidiary Guaranty shall (i) while (but only while) such Non-Wholly-Owned Guarantor continues to be a Non-Wholly-Owned Guarantor, be equal to such Non-Wholly-Owned Guarantor's Maximum Liability, and (ii) be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the Collateral of such Non-Wholly-Owned Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Non-Wholly-Owned Guarantor is a party. Notwithstanding anything to the contrary contained in this (S)6.2(b), (a) each of the Foreign Scheduled Subsidiaries shall not be required to become a Guarantor and shall not be required to pledge its assets hereunder; and (b) in the event that after the Closing Date any Foreign Entity (other than a Foreign Scheduled Subsidiary) becomes a Subsidiary due to an Investment or a series of related Investments which are permitted pursuant to (S)9.3 hereof or a Permitted Acquisition, such Foreign Entity shall not be required to become a Guarantor and shall not be required to pledge its assets hereunder.

(S)6.3  Guaranty of Holdings

     The Obligations shall also be guaranteed by Holdings pursuant to the terms of the Guaranty to which Holdings is a party.

                                  SECTION VII.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Each of the Borrower and each of the Guarantors represents and warrants to the Banks and the Agent as follows:

(S)7.1  Corporate Authority

     (S)7.1.1  Incorporation; Good Standing

          Each of the Borrower, each of the Subsidiary Guarantors and each of their Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower, such Subsidiary Guarantor or such Subsidiary.

     (S)7.1.2  Authorization

          The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries.

     (S)7.1.3  Enforceability

          The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(S)7.2  Governmental Approvals

     The execution, delivery and performance by the Borrower, the Subsidiary Guarantors and any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and are not in violation of any municipal or other local law, ordinance or governmental rule or regulation which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and their Subsidiaries, taken as a whole.

(S)7.3  Title to Properties; Leases

     Except as indicated on Schedule 7.3 attached hereto, the Borrower and its Subsidiaries own all of the assets reflected in the pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date) and to be acquired pursuant to the Acquisitions, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

(S)7.4  Financial Statements and Projections

     (S)7.4.1  Financial Statements

          There has been furnished to each of the Banks an estimated pro forma consolidated balance sheet of Holdings, the Borrower and their Subsidiaries as at March 31, 1997, as adjusted to properly give effect to the Reorganization, the Acquisitions, the Offering and the other transactions contemplated hereby. Such balance sheet fairly presents the financial condition of Holdings, the Borrower and their Subsidiaries as at the close of business on the date thereof, but does not include footnotes, reserves or year-end adjustments. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, which were not disclosed in such balance sheets, this Credit Agreement or the schedules hereto.

     (S)7.4.2  Projections

          The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, including balance sheets and cash flow statements for the 1997 through 2004 fiscal years, have been delivered to each Bank. The Borrower believes that the projections are based upon reasonable estimates and assumptions and reflect the reasonable estimates of Holdings, the Borrower and their Subsidiaries of the financial information projected therein.

(S)7.5  No Material Changes, Etc.

          (a) Since the Balance Sheet Date there has occurred no materially adverse change in the assets, financial condition or business of Holdings, the Borrower and their Subsidiaries as shown on or reflected in the pro forma consolidated balance sheet of Holdings, the Borrower and their Subsidiaries as at the Balance Sheet Date other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the assets, business or financial condition of Holdings, the Borrower or any of its Subsidiaries, and since December 31, 1996, there has occurred no materially adverse change in the assets, financial condition or business of any of the Guarantors (other than Holdings) as previously organized as shown on or reflected in the consolidated balance sheet of JII as at December 31, 1996 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the assets, business or financial condition of such Subsidiaries. Since the Balance Sheet Date, neither Holdings nor the Borrower has made any Distributions.

          (b) The Borrower and each of its Subsidiaries (before and after giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents, the Reorganization and the Offering) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

(S)7.6  Franchises, Patents, Copyrights, Etc.

     Each of the Borrower, the Subsidiary Guarantors and their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

(S)7.7  Litigation

     Except as set forth in Schedule 7.7 attached hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, could reasonably be expected to, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as conducted by them or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

(S)7.8  No Materially Adverse Contracts, Etc.

     None of the Borrower, the Subsidiary Guarantors or any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. None of the Borrower, the Subsidiary Guarantors or any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries considered as a whole.

(S)7.9  Compliance with Other Instruments, Laws, Etc.

     None of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that is reasonably likely to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries considered as a whole.

(S)7.10  Tax Status

     Each of the Borrower, the Subsidiary Guarantors and their Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to do so would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as whole. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower or the Subsidiary Guarantors know of any basis for any such claim.

(S)7.11  No Event of Default

     No Default or Event of Default has occurred and is continuing.

(S)7.12  Holding Company and Investment Company Acts

     None of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an

"investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

(S)7.13  Absence of Financing Statements, Etc.

     Except with respect to Permitted Liens or as permitted under the Security Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries or any rights relating thereto.

(S)7.14  Perfection of Security Interest

     All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower, the Subsidiary Guarantors or their Subsidiaries, as specified in the Security Documents, are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

(S)7.15  Certain Transactions

     Except as set forth on Schedule 7.15 attached hereto, and for arm's length transactions pursuant to which the Borrower, the Subsidiary Guarantors or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries is presently a party to any transaction with the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or any of the Subsidiary Guarantors, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(S)7.16  Employee Benefit Plans

     (S)7.16.1  In General

          Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

     (S)7.16.2  Terminability of Welfare Plans

          Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of 3(1) or 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.


     (S)7.16.3  Guaranteed Pension Plans

          Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, and except as disclosed on Schedule 7.16, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

     (S)7.16.4  Multiemployer Plans

          Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in
     (S)4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
     (S)4041A of ERISA.

(S)7.17  Regulations G, U and X

     The proceeds of the Revolving Credit Loans shall be used to finance all or any portion of Permitted Acquisitions and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

(S)7.18  Environmental Compliance

     To the best of the Borrower's and each of the Subsidiary Guarantors' knowledge, except as disclosed on Schedule 7.18 attached hereto or the documents referenced therein (which documents have been delivered to the Agent and the Banks):

          (a) none of the Borrower, the Subsidiary Guarantors, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, nor has the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries received notice that it, or any operator of the Real Estate is in alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower and its Subsidiaries considered as a whole;

          (b) none of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority: (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
     Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted, or has ordered that the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries conduct, a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) except to the extent that the following would not have a material adverse effect on the business, assets of financial condition of the Borrower and its Subsidiaries, taken as a whole, that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

          (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances other than in accordance with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate in violation of any applicable Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (ii) in the course of any activities conducted by the Borrower, the Subsidiary Guarantors, their Subsidiaries or operators of such Person's properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance (in all material respects) with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower, the Subsidiary Guarantors or their Subsidiaries, which releases would have a material adverse effect on the value of any of the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (iv) there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on any of the Real Estate, and which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; and (v) in addition, except to the extent that the following would not have a materially adverse effect on the business, assets, or financial conditions of the Borrower and its Subsidiaries, taken as a whole any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws; and

          (d) none of the Borrower, the Subsidiary Guarantors and their Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

(S)7.19  Subsidiaries, Etc.

     Schedule 7.19(a) sets forth each Subsidiary of the Borrower and each Subsidiary Guarantor as of the Closing Date. Except as set forth on Schedule 7.19(b), none of the Borrower, any Subsidiary Guarantors or any Subsidiary of the Borrower or any Subsidiary Guarantor is engaged in any joint venture or partnership with any other Person.

(S)7.20  Chief Executive Offices

     The Borrower's chief executive office is at Arbor Lake Centre, 1751 Lake Cook Road, Suite 550, Deerfield, Illinois 60015, at which location its books and records are kept. Each of the Subsidiary Guarantors' chief executive office is as set forth in the Security Agreement to which it is a party.

(S)7.21  Fiscal Year

     The Borrower and each of the Subsidiary Guarantors existing on the Closing Date has a fiscal year which is the twelve (12) months ending on December 31 of each year.

(S)7.22  No Amendments to Certain Documents

     The Borrower has not, nor, to the best of the Borrower's knowledge has Holdings, amended any of the Capitalization Documents or the documents pertaining to any of the Acquisitions or the Reorganization in any material respect. Each of the representations and warranties made by the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries, or, to the best of the Borrower's knowledge, by Holdings in any of the Loan Documents, the Subordination Documents, the Capitalization Documents and the Offering Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

(S)7.23  Disclosure

     No representation or warranty made by the Borrower or any of the Subsidiary Guarantors in this Credit Agreement, or any agreement, instrument, document, certificate, statement or letter furnished to the Agent or any Bank by or on behalf of the Borrower or any of the Subsidiary Guarantors in connection with any of the transactions contemplated by any of the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

(S)7.24  Insurance

     The Borrower, each of the Subsidiary Guarantors and each of their Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices with the details of such coverage being more fully described on Schedule 7.24 hereto.

                                 SECTION VIII.
        AFFIRMATIVE COVENANTS OF THE BORROWER AND SUBSIDIARY GUARANTORS
        ---------------------------------------------------------------

     Each of the Borrower and the Subsidiary Guarantors covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

(S)8.1  Punctual Payment

     The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's Fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

(S)8.2  Maintenance of Office

     The Borrower will maintain its chief executive office at Arbor Lake Centre, 1751 Lake Cook Road, Suite 550, Deerfield, Illinois 60015 or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made. Each of the Subsidiary Guarantors will maintain its chief executive office as provided in the Security Agreement to which it is a party.

(S)8.3  Records and Accounts

     The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

(S)8.4    Financial Statements, Certificates and Information
          --------------------------------------------------

          The Borrower will deliver to each of the Banks:

               (a) as soon as practicable, but in any event not later than 105 days after the end of each fiscal year of Holdings and the Borrower,
          (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth (for years after December 31, 1998) in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Ernst & Young or by other independent certified public accountants satisfactory to the Agent, and (ii) the unaudited consolidating balance sheet of Holdings and its Subsidiaries as at the end of such year, and the related unaudited consolidating statement of income and unaudited consolidating statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidating statements to be in reasonable detail, prepared by management in accordance with the past financial practice of Holdings and its Subsidiaries, together with a certification by the principal financial or accounting officer of Holdings that such financial statements fairly present the financial position of the Borrower and its Subsidiaries on the date thereof and the results of operations of Holdings and its Subsidiaries for the period covered thereby;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of Holdings and the Borrower, copies of the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries each as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated and consolidating statements of cash flow for the portion of Holdings' fiscal year then ended, each setting forth in comparative form (for fiscal quarters after September 30, 1998) the figures for the previous fiscal year and a comparison setting forth the corresponding figures from the budgeted or projected figures for such period and all in reasonable detail and prepared in accordance with generally accepted accounting principles (except for provisions for footnotes, reserves, accruals and year-end adjustments), and in each case together with a certification by the principal financial or accounting officer of Holdings that such financial statements fairly present the financial position of Holdings and its Subsidiaries on the date thereof and the results of the operations of Holdings an d its Subsidiaries for the period covered thereby;

               (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of Holdings and the Borrower, unaudited monthly consolidated and consolidating financial statements of Holdings and its Subsidiaries for such month, each setting forth in comparative form (for periods commencing with August 30, 1998) the figures for the previous fiscal year and a comparison setting forth the corresponding figures from the budgeted or projected figures for such period and prepared in accordance with generally accepted accounting principles (except for provisions for footnotes, reserves, accruals and year-end adjustments), together with a certification by the principal financial or accounting officer of Holdings that such financial statements fairly present the financial condition of Holdings and its Subsidiaries on the date thereof and the results of the operations of Holdings and its Subsidiaries for the period covered thereby;

               (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit I attached hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in (S)10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (e) within ten (10) days of the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of Holdings or the Borrower;

               (f) not later than sixty (60) days after the beginning of each fiscal year of the Borrower, the annual budget of Holdings, the Borrower and their Subsidiaries for such fiscal year;

               (i) not later than ten (10) days after the delivery thereof, copies of all accountants' management letters delivered to Holdings, the Borrower or any of their Subsidiaries; and

               (j) from time to time, such other financial data and information as the Agent or any Bank may reasonably request.

The Banks and the Agent agree that they will treat in confidence all financial information with respect to Holdings, the Borrower and their Subsidiaries which has not become public, and will not, without the consent of the Borrower, disclose such information to any third party (other than an affiliate of such Bank or the Agent), and, if any representative or agent of the Banks or the Agent shall not be an employee of one of the Banks or the Agent or any affiliate of the Banks or the Agent, such designee shall be reputable and of recognized standing and shall agree to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Borrower, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, each of Holdings and the Borrower hereby authorizes the Agent, its affiliates and each of the Banks to disclose information obtained pursuant to this Credit

Agreement which has not become public to banks or other financial institutions who are participants or assignees or potential participants or assignees of the Revolving Credit Loans made or to be made hereunder with the Borrower's consent (which consent is not to be unreasonably withheld and shall not be required if a Default or Event of Default has occurred and is continuing), and where required or requested by governmental or regulatory authorities.

(S)8.5    Notices
          -------

          (S)8.5.1  Defaults
                    --------

                    The Borrower and each of the Subsidiary Guarantors will give notice in writing to the Agent promptly (but in no event later than five (5) days) after becoming aware of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of the Subsidiary Guarantors or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower or such Subsidiary Guarantor shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          (S)8.5.2  Environmental Events
                    --------------------

                    The Borrower and each of the Subsidiary Guarantors will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries, or the Agent's mortgages or security interests pursuant to the Security Documents.

          (S)8.5.3  Notification of Claim against Collateral
                    ----------------------------------------

                      The Borrower and each of the Subsidiary Guarantors will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral with an aggregate net book value of $1,000,000 or more, or the Agent's rights with respect to the Collateral, are subject.

          (S)8.5.4    Notice of Litigation and Judgments
                      ----------------------------------

                      Each of the Borrower and each of the Subsidiary Guarantors will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks in writing within ten (10) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries or to which the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries is or becomes a party involving an uninsured claim of more than $1,000,000 against the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower and each of the Subsidiary Guarantors will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) Business Days of any judgment not covered by insurance, final or otherwise, against the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries in an amount in excess of $1,000,000.

          (S)8.5.5    Notice of Additional Real Estate
                      --------------------------------

                      The Borrower and each of the Subsidiary Guarantors will give the Agent thirty (30) days prior written notice of any acquisition or lease by the Borrower or such Subsidiary Guarantor of any additional real property after the Closing Date having either a fair market value or acquisition price of more than $2,500,000.

(S)8.6    Corporate Existence; Maintenance of Properties
          ----------------------------------------------

          The Borrower and each of the Subsidiary Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of their Subsidiaries except as permitted under (S)9.5 hereof or the dissolution of any Subsidiary of the Borrower or any Subsidiary Guarantor whose operation has been discontinued if such dissolution is, in the judgment of the Borrower, desirable in the conduct of its business and does not materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis. The Borrower and each of the Subsidiary Guarantors (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower or such Subsidiary Guarantor, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this (S)8.6 shall prevent the Borrower or any of the Subsidiary Guarantors, from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower or such Subsidiary Guarantor, as the case may be, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

(S)8.7    Insurance
          ---------

          The Borrower and each of the Subsidiary Guarantors will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies and in such types and such amounts as shall be in accordance with sound business practices, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements and Schedule 7.24. The Borrower and each of the Subsidiary Guarantors will, and will cause their Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

(S)8.8    Taxes
          -----

          The Borrower and each of the Subsidiary Guarantors will, and will cause each of their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower, such Subsidiary Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower, each Subsidiary Guarantor and each Subsidiary of the Borrower or Subsidiary Guarantor will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

(S)8.9    Inspection of Properties and Books, Etc.
          ---------------------------------------

          (S)8.9.1  General
                    -------

                    The Borrower and each of the Subsidiary Guarantors shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to (a) visit and inspect any of the properties of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries, (b) to examine the books of account of the Borrower, the Subsidiary Guarantors and their Subsidiaries (and to make copies thereof and extracts therefrom), (c) to discuss the affairs, finances and accounts of the Borrower, any of the Subsidiary Guarantors and any of their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times during normal business hours and at such reasonable intervals as the Agent or any Bank may reasonably request and (d) conduct commercial finance examinations and appraisals of assets, all at such reasonable times during normal business hours and such reasonable intervals as the Agent or any Bank may reasonably request, provided that in the absence of an Event of Default the Borrower shall not bear the costs of such commercial finance examinations and appraisals in excess of $10,000 per annum. Each of the Banks agrees that it will treat in confidence the information obtained during any inspection which is designated by the Borrower as confidential and will not, without the consent of the Borrower, disclose such information to any third party (other than its affiliates) and, if any representative or agent of any Bank or the Agent shall not be an employee of such Bank or the Agent, as the case may be, or any affiliate of such Bank or the Agent, as the case may be, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Borrower, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Banks and the Agent (or their respective affiliates) may disclose information obtained pursuant to this Credit Agreement to other banks or financial institutions who are potential participants or potential assignees or participants in the Revolving Credit Loans made or to be made hereunder and where required or requested by governmental or regulatory authorities.

          (S)8.9.2    Communications with Accountants
                      -------------------------------

                      The Borrower and each of the Subsidiary Guarantors authorizes the Agent and, if accompanied by the Agent, the Banks, to communicate directly with the Borrower's and such Subsidiary Guarantor's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower, the Subsidiary Guarantors or any of their Subsidiaries. At the request of the Agent, the Borrower or such Subsidiary Guarantor shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this (S)8.9.2.

          (S)8.9.3    Environmental Assessments
                      -------------------------

                      The Agent may, from time to time, in its discretion, obtain one or more environmental assessments or audits of any Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (a) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells, and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analysis as the Agent deems appropriate. The Agent shall provide the Borrower with written notice prior to beginning any such assessment and shall provide the Borrower with reasonable detail as to the scope of work to be conducted.

(S)8.10   Compliance with Laws, Contracts, Licenses, and Permits
          ------------------------------------------------------

          The Borrower and each of the Subsidiary Guarantors will, and will cause each of their Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, the noncompliance with which would have a material adverse affect on the business, assets or financial condition of the Borrower and its Subsidiaries considered as a whole or the ability of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which such Person is a party,
(b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, including, without limitation, all leases, the noncompliance with which could have a material adverse effect on the business, assets or financial condition of the Borrower and their Subsidiaries considered as a whole or the ability of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which such Person is a party, and (d) all applicable decrees, orders, and judgments the noncompliance with which could have a material adverse affect on the business, assets or financial condition of the Borrower and its Subsidiaries considered as a whole, or the ability of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which such Person is a party. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries may fulfill any of its obligations hereunder or under any of the other Loan Documents to which such Person is a party, the Borrower or such Subsidiary Guarantor will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Person to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

(S)8.11   Employee Benefit Plans
          ----------------------

          The Borrower and each of the Subsidiary Guarantors will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA.

(S)8.12   Use of Proceeds
          ---------------

          The Borrower will use the proceeds of the Revolving Credit Loans solely for the purposes described in (S)7.17. The Borrower will obtain Letters of Credit solely for the purposes described in (S)7.17.

(S)8.13   Fair Labor Standards Act
          ------------------------

          The Borrower and each of the Subsidiary Guarantors will, and each of their Subsidiaries shall, at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended. None of the inventory of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries are or will be produced by employees of (a) the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries or (b) to the best knowledge of the Borrower, each Subsidiary Guarantor and each of their Subsidiaries, by employees of suppliers, who are, in each case, employed in violation of the minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. 206 and 207) or any regulations promulgated thereunder, in each case, as in effect from time to time.

(S)8.14  Mortgaged Property
         ------------------

         If, after the Closing Date, the Borrower or any Subsidiary Guarantor acquires or leases real estate with either a fair market value or acquisition price, or, if a lease, the leasehold value of more than $2,500,000 the Borrower or such Subsidiary Guarantor shall forthwith deliver to the Agent, if the Agent so requests, a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurances with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate consistent with the Mortgages and related documents delivered hereunder; provided, however, as to any leasehold interest obtained by the Borrower, it shall not be a Default or Event of Default hereunder if the Borrower, after using reasonable efforts, is unable to execute and deliver such leasehold mortgage or deed of trust due to a failure to obtain any third party consents needed to grant such mortgage or deed of trust. The Borrower and each Subsidiary Guarantor further agrees that, following the taking of any such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

(S)8.15  Further Assurances
         ------------------

         The Borrower and each Subsidiary Guarantor will, and will cause each of their Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

(S)8.16   Mortgages, Legal Opinions and Title Policy
          ------------------------------------------

          The Borrower shall deliver to the Agent within sixty (60) days from the Closing Date (a) evidence of recordation of each of the Mortgages on Real Estate owned and, to the extent requested by the Agent, leased by the Borrower and any of its Subsidiaries, (b) opinions of local counsel regarding real estate matters in all states where the Mortgaged Property is located, and (c) a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Agent, insuring the interest of the Agent and each of the Banks as mortgagee under the Mortgages on Real Estate.

(S)8.17   Additional Subsidiaries
          -----------------------

          If, after the Closing Date, the Borrower or any of their Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, it will immediately notify the Agent and the Banks of such creation or acquisition, as the case may be, and provide the Agent and the Banks with an updated Schedule 7.19(a) and take all other action required by (S)9.5.1 hereof.


                                  SECTION IX.
                         CERTAIN NEGATIVE COVENANTS OF
                    THE BORROWER AND SUBSIDIARY GUARANTORS.
                    ---------------------------------------

          The Borrower and the Subsidiary Guarantors covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

(S)9.1    Restrictions on Indebtedness
          ----------------------------

          Each of the Borrower and each of the Subsidiary Guarantors will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

               (b) current liabilities of the Borrower, the Subsidiary Guarantors and their Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)8.8 hereof;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder and the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Indebtedness of the Borrower, the Subsidiary Guarantors and their Subsidiaries consisting of (i) unsecured Indebtedness of the Borrower and their Subsidiaries not otherwise permitted hereunder, (ii) obligations under Capitalized Leases and (iii) purchase money Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower, such Subsidiary Guarantor or such Subsidiary in an amount not to exceed $15,000,000 in the aggregate, provided that neither the Borrower, such Subsidiary Guarantor or such Subsidiary shall be permitted to finance more than ninety percent (90%) of the purchase price of the property acquired, and further provided, that aggregate principal amount of all such Indebtedness permitted under this clause (g) shall not exceed $20,000,000 outstanding at any one time;

          (g) Indebtedness of the Borrower, the Subsidiary Guarantors and their Subsidiaries existing on the date hereof and listed and described on
      Schedule 9.1 attached hereto;

          (h) Indebtedness of the Borrower in respect of the Management Subscription Notes issued as permitted under (S)9.4(i) hereof, and Indebtedness of the Borrower or any of its Subsidiaries in respect of the Incentive Arrangements;

          (i) Indebtedness in respect of performance, surety, statutory, appeal or similar bonds obtained in the ordinary course of business;

          (j) Indebtedness to Jordan Industries arising in respect of payments due under the New Subsidiary Advisory Agreement, the New Subsidiary Consulting Agreements, the JI Properties Services Agreement and the Tax Sharing Agreement;

          (k) Indebtedness of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries incurred to refinance or replace Indebtedness of such Person permitted under clauses (g), (h) and (n) hereof, provided, that
     (i) the principal amount (or committed principal amount) of such refinancing Indebtedness shall not exceed the outstanding principal amount

     (or committed principal amount) of the Indebtedness being refinanced, (ii) the terms of such refinancing Indebtedness are not more onerous in the aggregate to the Borrower, such Subsidiary Guarantor or such Subsidiary, as applicable, than the terms of the Indebtedness being refinanced, (iii) the Majority Banks shall have consented to the incurrence of such refinancing Indebtedness, such consent not to be unreasonably withheld, (iv) no Subsidiary of the Borrower or a Subsidiary Guarantor, shall refinance any Indebtedness of the Borrower;

          (l) Indebtedness of the Borrower or any Subsidiary Guarantor in respect of intercompany loans, advances, obligations or similar transfers to or among the Borrower or any Subsidiary Guarantor, including, without limitation, pursuant to the Intercompany Loan Agreement and the Services Agreements, provided that (i) the Non-Wholly-Owned Guarantors shall only be permitted hereunder to incur Intercompany Advances from the Borrower (and not from any other Subsidiary of the Borrower), such Intercompany Advances must be advanced pursuant to the Intercompany Loan Agreement and all Intercompany Advances evidenced by notes must be pledged to the Agent for the benefit of the Banks and (ii) all intercompany loans, advances, obligations or similar transfers advanced by any Non-Wholly-Owned Guarantors to the Borrower shall be evidenced by subordinated notes which expressly prohibit setoff against the notes referred to in subsection (1) above from the Borrower to such Non-Wholly-Owned Guarantor and which notes are pledged to the Agent for the benefit of the Agent and the Banks;

          (m) Indebtedness of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries assumed in connection with the acquisition after the date hereof of any real or personal property by the Borrower, such Subsidiary Guarantor or such Subsidiary, provided that the aggregate principal amount of all such Indebtedness permitted under this paragraph
     (m) shall not exceed $5,000,000 outstanding at any one time and the Agent has approved the terms of all agreements relating to or securing such Indebtedness prior to the assumption or acquisition thereof;

          (n) Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their businesses or properties or assets or in connection with any acquisition, provided that such sale, disposition or acquisition is permitted under the terms of this Credit Agreement.

(S)9.2  Restrictions on Liens.

     Each of the Borrower and each of the Subsidiary Guarantors will not, and will not permit any of their Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty
(30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or
(v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower, any Subsidiary Guarantor and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

          (a) liens against the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than the Mortgaged Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (b) deposits or pledges made by the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (c) liens against the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries on properties other than Mortgaged Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)9.1(d) hereof;

          (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries other than Mortgaged Properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (e) encumbrances on Real Estate other than the Mortgaged Properties of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, a Subsidiary Guarantor or a Subsidiary of the Borrower or a Subsidiary Guarantor is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and their Subsidiaries on a consolidated basis;

          (f) liens against the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries existing on the date hereof and listed on
     Schedule 9.2 attached hereto;

          (g) (i) liens to secure Capitalized Lease obligations of the type and amount permitted by (S)9.1(g)(ii), so long as such liens cover only the property subject to such Capitalized Leases; and (ii) purchase money security interests in or purchase money mortgages on real or personal property of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
     (S)9.1(g)(iii) hereof, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

          (h) liens and encumbrances on each Mortgaged Property of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries as and to the extent permitted by the Mortgage applicable thereto;

          (i) the replacement, extension or renewal (without increase in amount) of any lien permitted by clauses (f), (g) or (k) of this (S)9.2 upon or in the same property theretofore subject thereto, to secure refinancing Indebtedness permitted under (S)9.1(l) so long as such liens do not extend to cover any assets other than those being refinanced;

          (j) liens against the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents; and

          (k) purchase money liens on personal property, mortgage liens on real property or capitalized leases of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of Holdings or the Borrower or becomes a wholly owned Subsidiary of Holdings or the Borrower in compliance with (S)9.5.1; provided that such liens were not created in contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those subject to such liens prior to such merger, consolidation or other acquisition, and secure Indebtedness permitted by (S)9.1(n).

(S)9.3  Restrictions on Investments

     Neither the Borrower, nor any of the Subsidiary Guarantors will, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

          (a) Investments by the Borrower in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

          (b) Investments by the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $500,000,000;

          (c) Investments by the Borrower in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P1" if rated by Moody's Investors Services, Inc., and not less than "A1" if rated by Standard and Poor's;

          (d) Investments by the Borrower in repurchase agreements secured by any one or more of the foregoing;

          (e)  Investments existing on the date hereof and listed on Schedule
     9.3 hereto and in amounts not to exceed the amounts listed on Schedule 9.3 hereto;

          (f) (i) Investments consisting of Investments by the Borrower in Domestic Subsidiaries of the Borrower and by any Domestic Subsidiary of the Borrower in its Domestic Subsidiaries which are also Domestic Subsidiaries of the Borrower existing on the Closing Date or in any other Person acquired in a Permitted Acquisition which concurrently with such Investment becomes a Subsidiary of the Borrower and a Subsidiary Guarantor on such date, provided such Subsidiary has executed and delivered to the Agent for the benefit of the Agent and the Banks an Instrument of Adherence, become a party to the Guaranty and the Security Agreement and has executed and delivered to the Agent any and all other agreements, documents or instruments necessary to grant to the Agent a first priority perfected lien in such Subsidiary's assets, and Investments by Subsidiaries of the Borrower in the Borrower, and, to the extent of any Investments by the Borrower in any Non-Wholly-Owned Subsidiary, such Investments shall be made by Intercompany Advances pursuant to the Intercompany Loan Agreement and if evidenced by notes, such notes shall be pledged and assigned to the Agent for the benefit of the Agent and the Banks; and (ii) Investments consisting of Investments by the Borrower in Subsidiaries which are not Subsidiary Guarantors hereunder which, when taken together with the aggregate purchase price of all Permitted Acquisitions of Subsidiaries which are not Guarantors, does not exceed an aggregate amount of $25,000,000 outstanding at any time;

          (g) Investments by the Subsidiary Guarantors consisting of the Guaranty;

          (h) Investments by the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries made as a result of any Indebtedness owed to it by another of them as permitted under (S)9.1(k) hereof;

          (i) Investments by the Borrower consisting of Distributions permitted by (S)9.4 hereof;

          (j) Investments by the Borrower or its Subsidiaries consisting of any promissory note or other instrument received by the Borrower or such Subsidiary in connection with a sale of assets permitted by (S)9.5.2;

          (k) Investments by the Borrower in Persons (other than the Investments permitted under clauses (a) through (j) of this (S)9.3) not exceeding $5,000,000 in the aggregate outstanding at any time; and

          (l) Investments by the Borrower or its Subsidiaries in Foreign Entities which are not also Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000 outstanding at any time.

(S)9.4    Restricted Payments; Distributions

     The Borrower and its Subsidiaries will not make any Distributions or Restricted Payments, other than dividends or payments:

          (a) by the Borrower and its Subsidiaries to Jordan Industries required under the Tax Sharing Agreement to permit Jordan Industries to pay income, franchise and other taxes and governmental levies owed or payable by Jordan Industries (or, to the extent the Borrower does not file pursuant to a consolidated tax return with Jordan Industries, to Holdings on similar terms as contained in the Tax Sharing Agreement), provided such dividends or payments shall not be made earlier than ten (10) days prior to the date such payments are due and payable pursuant to the Tax Sharing Agreement;

          (b)  so long as no Default or Event of Default under (S)(S)13.1(a),
     (b) or (c) (only with respect to (S)10) exists and is continuing at the time of such payment or would result therefrom by Holdings to Jordan Industries required under the JI Properties Services Agreement; provided such dividends or payments shall not be made earlier than ten (10) days prior to the date such payments are due and payable pursuant to the JI Properties Services Agreement;

          (c) by the Borrower (i) to Holdings to pay director fees (not to exceed $150,000 in the aggregate in any calendar year) and (ii) to permit Jordan Industries to pay director fees (not to exceed $150,000 in the aggregate in any calendar year), provided that such dividends and payments shall be limited to the Borrower's allocated share of such director fees, such allocation to be approved by the Agent, such approval not to be unreasonably withheld;

          (d)  so long as no Default or Event of Default under (S)(S)13.1(a),
     (b) or (c) (only with respect to (S)10) exists and is continuing at the time of such payment or would result therefrom, payments by the Borrower to Holdings or Jordan Industries to permit Holdings or Jordan Industries to
     (i) fund indemnity payments required by Jordan Industries' certificate of incorporation or by-laws or director indemnity agreements existing on the date hereof, (ii) pay filing, registration and reporting fees and expenses, and fees and expenses associated with state qualifications and other state, federal or regulatory compliance matters, (iii) comply with expense reimbursement and indemnity provisions under the New Subsidiary Consulting Agreements, and (iv) pay or reimburse Holdings and Jordan Industries for payment of business related expenses incurred in the ordinary course of business (including, without limitation, accounting and insurance expenses) and not otherwise covered by this (S)9.4(d); provided, such dividends or payments to be made pursuant to this (S)9.4(d) shall not be made earlier than ten (10) days prior to the date such payments are due and payable by Holdings or Jordan Industries and provided further that such dividends, payments and reimbursements shall be limited to the Borrower's allocated share of such payments, and for purposes of clause (iv), any such allocations or reimbursements to the Borrower in an amount in excess of $100,000 to be approved by the Agent, such approval not to be unreasonably withheld;

          (e) so long as no Default or Event of Default exists and is continuing at the time of such payment or would result therefrom, payments by the Borrower to Holdings to permit Holdings to make required payments of interest on the Senior Notes, the Discount Notes and the Preferred Stock Exchange Notes provided the Borrower shall only be permitted to make such payments to Holdings in each fiscal year and up to an aggregate amount equal to the amount of interest Holdings is required to pay in cash on the Senior Notes, the Discount Notes and the Preferred Stock Exchange Notes in and with respect to such fiscal year and solely for the purpose of making such interest payment; provided, such dividends or payments to be made pursuant to this (S)9.4(e) shall not be made earlier than thirty (30) days prior to the date such payments are due and payable by Holdings;

          (f)  by the Borrower so long as no Default or Event of Default under
     (S)(S)13.1(a), (b) or (c) (only with regard to (S)10), has occurred or is continuing, or would result therefrom, to (i) Jordan Industries consisting of quarterly management services payments in connection with corporate overhead in an aggregate annual amount of one percent (1%) of the net sales of the Borrower's Subsidiaries for such fiscal year pursuant to the New Subsidiary Consulting Agreements and (ii) to Jordan Industries consisting of ordinary investment services payments pursuant to the New Subsidiary Advisory Agreements, provided in each case, that such dividends or payments shall not be made earlier than ten (10) days prior to the date such payments are due and payable pursuant to the terms of the New Subsidiary Consulting Agreements or New Subsidiary Advisory Agreement, as applicable;

          (g) by the Borrower in respect of interest or principal payments required to be made under the terms of the Management Subscription Notes, provided that interest and principal payments may only be made if such payment is permitted to be made under (S)9.8 hereunder;

          (h) by Subsidiaries of the Borrower to the Borrower or any of the Wholly-Owned Subsidiary Guarantors; and

          (i) by the Borrower as a Distribution in the form of the Management Subscription Notes issued by the Borrower to repurchase shares of its common stock pursuant to the Management Subscription Agreement, provided that (i) no Default or Event of Default then exists or would result after the making of such payments, (ii) the aggregate amount of all cash payments made by the Borrower to repurchase shares of common stock as provided under the Management Subscription Agreement or related Management Subscription Notes does not exceed $300,000 in any fiscal year and (iii) the aggregate amount of all cash payments made by the Borrower to repurchase shares of common stock as provided under the Management Subscription Agreement or related Management Subscription Notes does not exceed $1,000,000.

(S)9.5  Merger, Consolidation and Disposition of Assets

     (S)9.5.1  Mergers and Accusations

          Neither the Borrower nor any of the Subsidiary Guarantors will, or will permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or equity acquisition except, so long as no Default or Event of Default has occurred or is continuing, or would exist after giving effect thereto:

          (a) the merger of one or more of the Subsidiaries of the Borrower with and into the Borrower or any other Subsidiary of the Borrower which is a Subsidiary Guarantor hereunder, and provided the Borrower or the Subsidiary Guarantor, as the case may be, has taken or caused to be taken all action necessary to grant to the Agent a first priority perfected security interest in all of the Borrower's or such Subsidiary Guarantor's Collateral after such merger; and

          (b) (i) the acquisition of the assets and/or stock of Engineering Endeavors Incorporated (the "Engineering Endeavors Acquisition"), provided
     (1) no Default or Event of Default has occurred and is continuing, (2) the Borrower has delivered to the Agent all documents, instruments and agreements to be entered into in connection therewith, and all such documents, instruments and agreements are in form and substance satisfactory to the Agent; (3) the aggregate purchase price (including the assumption of any Indebtedness, leases and contingent obligations) does not exceed $45,000,000; and (4) the Borrower has demonstrated to the Agent compliance with (S)(S)10.5.2(b)(ii)(1)-(6), (8) and (9), and (ii) other asset or stock acquisitions of Persons in the same or a similar line of business as the Borrower and its Subsidiaries (each, a "Permitted Acquisition") where (1) the Borrower has provided the Agent with ten (10) Business Days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition and copies of all acquisition agreements in connection therewith; (2) the business to be acquired would not subject the Agent or the Banks to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document; (3) no contingent obligations or liabilities will be incurred or assumed in connection with such Permitted Acquisition which could be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and their Subsidiaries; (4) the Borrower has provided the Agent with such other information as was reasonably requested by the Agent;

     (5) the Borrower or the applicable Domestic Subsidiary, as the case may be, shall take or cause to be taken all necessary actions to grant to the Agent, within five days of consummating such acquisition, a first priority perfected lien in all assets and stock acquired in connection with such Permitted Acquisition, with such exceptions as the Agent may approve and except to the extent not required pursuant to (S)(S)8.14 and 9.2(k); (6) the Borrower has demonstrated to the reasonable satisfaction of the Agent, based on a Pro Forma Compliance Certificate, compliance with (S)10 on a Pro Forma basis immediately prior to and after giving effect to such Permitted Acquisition; (7) the aggregate purchase price (including contingent payment obligations and assumption of Indebtedness) for such Permitted Acquisition (or series of related Permitted Acquisitions) does not exceed $25,000,000 and the aggregate purchase price for all Permitted Acquisitions does not exceed $75,000,000 in any period of twelve (12) consecutive months; (8) to the extent the Borrower uses any of the proceeds of the Revolving Credit Loans to finance all or any portion of any Permitted Acquisition, the Borrower has demonstrated to the satisfaction of the Agent, based on a Pro Forma Compliance Certificate, that the Leverage Ratio on a Pro Forma Basis immediately after giving effect to the Permitted Acquisition will not exceed the following: (v) 6.75:1.00 for any Permitted Acquisitions consummated from the Closing Date through September 30, 1998; (w) 6.50:1.00 for the period of October 1, 1998 through September 30, 1999; (x) 6.00:1.00 for the period of October 1, 1999 through September 30, 2000; (y) 5.50:1.00 for the period of October 1, 2000 through September 30, 2001; and (z) 5.00:1.00 at any time thereafter; and (9) the Borrower has delivered to the Agent a certificate of the chief financial officer of the Borrower to the effect that (A) the Borrower will be solvent upon the consummation of the Permitted Acquisition; (B) the Pro Forma Compliance Certificate fairly presents the financial condition of the Borrower and its Subsidiaries as of the date thereof and after giving effect to such Permitted Acquisition and
     (C) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition.

          In the event any new Subsidiary is formed as a result of or in connection with any acquisition, such new Subsidiary shall, immediately upon its creation or acquisition, execute and deliver to the Agent for the benefit of the Banks and the Agent, an Instrument of Adherence in substantially the form of Exhibit J hereto (an "Instrument of Adherence") and the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Subsidiary. Such Subsidiary shall become a Subsidiary Guarantor hereunder and shall become a party to the Guaranty and the Security Agreement and shall execute and deliver to the Agent any and all other agreements, documents, instruments and financing statements necessary to grant to the Agent a first priority perfected lien in such Subsidiary's assets. The Borrower and its Subsidiaries shall, immediately upon the creation or acquisition of such Subsidiary, pledge all of such Subsidiary's capital stock to the Agent for the benefit of the Agent and the Banks.

     (S)9.5.2  Disposition of Assets

          Neither the Borrower nor any Subsidiary Guarantors will, nor will they permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory in the ordinary course of business, consistent with past practices, (b) the disposition of obsolete assets which are no longer used or useful in current or planned business operations of such Person, (c) the sale of assets pursuant to sale-leaseback transactions permitted by (S)9.6 hereof,
     (d) the sale of Capital Assets which would not constitute a Subsidiary or a line of business, the proceeds of which are reinvested as permitted Capital Expenditures within 360 days of such sale, (e) the sale of assets by a Subsidiary Guarantor to a Subsidiary Guarantor; provided, that any sale or other disposition of assets from a Wholly-Owned Subsidiary to a Non-Wholly-Owned Subsidiary shall be in an arms-length transaction for fair and reasonable value; and (f) sales of assets in arms-length transaction for fair and reasonable value, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of such sale and no Default or Event of Default will exist after giving effect to such sale,
     (ii) at least eighty percent (80%) of the purchase price for such assets is received in cash and the cash net proceeds (after appropriate reserves and holdback) from such sales are applied as provided in (S)3.2 hereof, and;
     (iii) any promissory note or other instrument received by the Borrower, such Subsidiary Guarantor or such Subsidiary in connection with such sale is an Investment permitted by (S)9.3 hereof, and the Borrower or such Subsidiary, as applicable, has delivered such promissory note or other instrument to the Agent to be held in pledge for the benefit of itself and the Banks in accordance with the terms of the Loan Documents, and (iv) the Borrower shall have delivered to the Agent on the date of such sale a certificate signed by an authorized officer of the Borrower and evidence satisfactory to the Agent showing compliance with the provisions of clauses
     (i) and (iii) of this (S)9.5.2.

          Notwithstanding anything to the contrary contained in this (S)9.5, neither the Borrower nor any of its Subsidiaries shall be permitted to dispose of any assets or take (or omit to take) any action in connection with any asset sale or other asset disposition or engage in any other transaction which action (or omission) would require or result in any repayment, repurchase or redemption (or any mandatory offer to repay, repurchase or redeem) by Holdings or any of its Subsidiaries of the Senior Notes or the Discount Notes pursuant to the Senior Indenture or the Discount Notes Indenture.

(S)9.6  Sale and Leaseback

     Except as expressly permitted pursuant to (S)9.5.2 hereto, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower, any Subsidiary Guarantor or any Subsidiary of the Borrower or a Subsidiary Guarantor shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower, any Subsidiary Guarantor or any Subsidiary of the Borrower or a Subsidiary Guarantor intends to use for substantially the same purpose as the property being sold or transferred, provided, however, that the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries may enter into such sale-leaseback transactions to the extent that the Indebtedness incurred in connection with such transactions is permitted under (S)9.1(g) hereof.

(S)9.7    Compliance with Environmental Laws

     Neither the Borrower nor any of the Subsidiary Guarantors will, nor will they permit any of their Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower or its Subsidiaries taken as a whole, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower or its Subsidiaries taken as a whole, (c) generate any Hazardous Substances on any of the Real Estate in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower or its Subsidiaries taken as a whole, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate, which release would have a material adverse effect on the business, assets or financial condition of the Borrower or its Subsidiaries taken as a whole, or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law in each case if such violation would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

(S)9.8    Subordinated Debt

     The Borrower will not, nor will it permit any Subsidiary to, (a) amend, supplement, or otherwise modify the terms of the Management Subscription Notes or (b) prepay, redeem, repurchase or make any payment in defeasance of any Management Subscription Notes.

(S)9.9    Employee Benefit Plans

     Neither the Borrower nor any ERISA Affiliate will

          (a)  engage in any "prohibited transaction" within the meaning of
     (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) AFL to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to (S)302(f) or (S)4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities. Change in Terms of Capital Stock

(S)9.10   Change in Terms of Capital Stock

     The Borrower will not nor will it permit any of its Subsidiaries to effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's capital stock without the written consent of the Banks unless such change or amendment is of an immaterial or ministerial nature that would not have any material adverse effect on the Agent's or the Banks' rights under the Loan Documents or the Borrower's, such Subsidiary Guarantor's or such Subsidiary's obligations under the Loan Documents; provided, however, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, the Borrower shall be entitled to modify its outstanding capital stock or issue shares of a new class of capital stock provided that (i) the terms of such capital stock do not permit any cash dividends to be paid to the holders thereof until all of the Obligations have been indefeasibly repaid in full in cash and the Commitments have been permanently reduced to zero; (ii) the terms of such capital stock do not contain any mandatory redemption rights until such time as all of the Obligations have been indefeasibly repaid in full in cash and the Commitments have been permanently reduced to zero; (iii) such capital stock is non-voting and, if convertible, is only convertible into a non-voting class of capital stock; and
(iv) the net cash proceeds received from such modification or issuance shall be immediately paid to the Agent in accordance with (S)3.2 hereof.

(S)9.11   Fiscal Year

     (a) As to the Borrower and any Subsidiary existing on the Closing Date, neither the Borrower nor any Subsidiary Guarantor will, nor will they permit any of their Subsidiaries to, change the date of the end of its respective fiscal years from that set forth in (S)7.21 hereof; and (b) as to any Subsidiary formed or acquired after the Closing Date, neither the Borrower nor any Subsidiary Guarantor will permit any Subsidiary formed or acquired after the Closing Date to have a fiscal year end that would not permit the Borrower to include such Subsidiary in its consolidated financial statements pursuant to generally accepted accounting principles and/or rules and regulations promulgated by the Securities and Exchange Commission.

(S)9.12   Modification of Documents

     Neither the Borrower nor any Subsidiary Guarantor will consent to or agree to any amendment, supplement or other modification to the New Subsidiary Advisory Agreement, the Tax Sharing Agreement, the New Subsidiary Consulting Agreements, the JI Properties Services Agreements, the Transition Agreement, Stockholders Agreement or the Management Subscription Agreement which affects, in a manner adverse to the Borrower or any Subsidiary Guarantor, the amount or timing of payments required to be made by the Borrower or such Subsidiary Guarantor thereunder, or if such amendment, supplement or modification could reasonably be expected to materially adversely affect the Agent's or the Banks(S) rights or interests or impact the Borrower's or any Subsidiary Guarantor's ability to fulfill its obligations under the Loan Documents.

(S)9.13   Negative Pledges

     Neither the Borrower nor any of its Subsidiaries will enter into any agreement (excluding this Credit Agreement and the Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by (S)9.2.

(S)9.14   Transactions with Affiliates

     The Borrower will not, nor will it permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries to any Affiliate unless such arrangement is fair and equitable to the Borrower, such Subsidiary Guarantor or such Subsidiary; or (b) any other transaction, arrangement, contract or other agreement with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Borrower, such Subsidiary Guarantor or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates, provided, however, nothing contained in this (S)9.14 shall prohibit the Borrower from making payments otherwise permitted by (S)9.4 hereof.

(S)9.15   Upstream Limitations

     The Borrower and each of the Subsidiary Guarantors will not permit any of their Subsidiaries to, enter into any agreement, contract or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrower or to any Subsidiary Guarantor.

(S)9.16   Inconsistent Agreements

     Neither the Borrower, nor any of the Subsidiary Guarantors will, nor will they permit any of their Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower, such Subsidiary Guarantor or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

(S)9.17   Hostile Takeovers

     Neither the Borrower nor any of the Subsidiary Guarantors will, nor will they permit their Subsidiaries to acquire or attempt to acquire, whether by stock acquisition, purchase of assets, merger, consolidation or otherwise, any assets, stock or business of any entities in any transaction that has not been approved by the board of directors of the entity whose stock, assets or business is or are to be acquired; provided, however, that the foregoing shall not prohibit any purchase in the open market of not more than 5% of the fully diluted outstanding capital stock of any corporation made in accordance with the provisions of this Credit Agreement.

                                  SECTION X.
                      FINANCIAL COVENANTS OF THE BORROWER
                         AND THE SUBSIDIARY GUARANTORS
                         -----------------------------

     Each of the Borrower and the Subsidiary Guarantors covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

(S)10.1   Leverage Ratio

     The Borrower and the Subsidiary Guarantors will not, at any time during any period described in the table set forth below, permit the Leverage Ratio to exceed the ratio set forth opposite such period in such table:


================================================================================
Period                                                    Ratio

--------------------------------------------------------------------------------
Closing Date through June 30, 1998                        7.25:1.00
--------------------------------------------------------------------------------

July 1, 1998 through June 30, 1999                        7.00:1.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
July 1, 1999 through June 30, 2000                                  6.50:1.00
================================================================================
July 1, 2000 through June 30, 2001                                  6.00:1.00
================================================================================
any time thereafter                                                 5.50:1.00
--------------------------------------------------------------------------------


(S)10.2   Interest Coverage Ratio
          -----------------------

          The Borrower and the Subsidiary Guarantors will not, as of the end of any fiscal quarter ending on any date or during any period described in the table set forth below, permit the Interest Coverage Ratio to be less than the ratio set forth opposite such period in such table:

--------------------------------------------------------------------------------
Fiscal Quarter Ending                                               Ratio
================================================================================
Closing Date through June 30, 1998                                  1.70:1.00
================================================================================
July 1, 1998 through June 30, 1999                                  1.80:1.00
================================================================================
July 1, 1999 through June 30, 2000                                  1.90:1.00
================================================================================
July 1, 2000 through December 31, 2000                              2.00:1.00
================================================================================
January 1, 2001 through December 31, 2001                           1.35:1.00
================================================================================
any fiscal quarter ending thereafter                                1.40:1.00
--------------------------------------------------------------------------------


(S)10.3   Consolidated Cash Flow Coverage Ratio.
          --------------------------------------

          The Borrower and the Subsidiary Guarantors will not, at any time during any period described in the table set forth below, permit Consolidated Cash Flow Ratio to be less than the amount set forth opposite such period in such table:

--------------------------------------------------------------------------------
Period                                                              Ratio
================================================================================
Closing Date through June 30, 1998                                  1.10:1.00
================================================================================
July 1, 1998 through December 31, 2000                              1.15:1.00
================================================================================
At any time thereafter                                              1.05:1.00
--------------------------------------------------------------------------------

(S)10.4   Closing Conditions
          ------------------

          The obligations of the Banks to make the initial Revolving Credit Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to July 25, 1997:

(S)10.5   Loan Documents, Etc
          -------------------

          (S)10.5.1  Loan Documents.
                     ---------------

               Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

          (S)10.5.2  Offering Documents
                     ------------------

               Each of the Offering Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

          (S)10.5.3  Acquisition Documents
                     ---------------------

               Each of the Acquisition Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a fully executed copy of each such document.

(S)10.6   Certified Copies of Charter Documents
          -------------------------------------

          Each of the Banks shall have received from Holdings, the Borrower and each of their respective Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of
(a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

(S)10.7   Corporate Action
          ----------------

          All corporate action necessary for the valid execution, delivery and performance by Holdings, the Borrower and their Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

(S)10.8   Incumbency Certificate
          ----------------------

          Each of the Banks shall have received from Holdings, the Borrower and each of their Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of Holdings, the Borrower and such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of Holdings, the Borrower and such Subsidiary, each of the Loan Documents to which Holdings, the Borrower or such Subsidiary is or is to become a party;
(b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

(S)10.9   Validity of Liens
          -----------------

          The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

(S)10.10  Perfection Certificates and UCC Search Results
          ----------------------------------------------

          The Agent shall have received from the Borrower and each of its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

(S)10.11  Certificates of Insurance
          -------------------------

          The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents.

(S)10.12  Solvency Certificate
          --------------------

          Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

(S)10.13  Opinions of Counsel
          -------------------

          Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, from (a) Mayer, Brown & Platt, special counsel to Holdings, the Borrower and their Subsidiaries, and (b) Bryan Cave LLP, special counsel to Holdings, the Borrower and their Subsidiaries with respect to the Reorganization.

(S)10.14  Payment of Fees and other Arrangements
          --------------------------------------

          The Borrower shall have paid to the Banks or the Agent, as appropriate, the closing fees and the Agent's Fee as contemplated by the Fee Letter.

(S)10.15  Disbursement Instructions
          -------------------------

          The Agent shall have received disbursement instructions from the Borrower with respect to the proceeds of the initial Revolving Credit Loan.

(S)10.16  Completion of Acquisition and Reorganization
          --------------------------------------------

          The Agent shall have received evidence that all of the closing conditions in the Acquisition Documents and the Reorganization Documents have been satisfied and each of the Acquisitions and the Reorganization shall have been completed pursuant to the Acquisition Documents and the Reorganization Documents and otherwise on terms and conditions that are satisfactory to the Agent in all respects. The purchase price of the assets and business acquired pursuant to the Acquisitions and the Reorganization and all expenditures and transaction costs associated therewith shall not exceed $335,000,000 in the aggregate.

(S)10.17  Capitalization
          --------------

          The Agent and the Banks shall have received evidence satisfactory to the Agent and the Banks that (a) Holdings shall have received the gross proceeds of (i) the Senior Notes in an aggregate amount of not less than $190,000,000;
(ii) the Discount Notes in an aggregate amount of not less than $85,000,000;
(iii) the Units in an aggregate amount of not less than $25,000,000 and (b) the Borrower has received either an equity investment or the proceeds of an intercompany advance from Holdings in cash in a minimum amount of $300,000,000 from Holdings on terms and conditions which are satisfactory to the Agent and the Banks in all respects, and, to the extent such contribution by Holdings is evidenced by an intercompany advance, such advance shall be evidenced by a subordinated intercompany note containing subordination provisions satisfactory to the Agent (the "Holdings Intercompany Note").

(S)10.18  Taxes
          -----

          Except as otherwise provided in (S)8.16, the Agent shall have received evidence of payment of real estate taxes and municipal charges on all Real Estate due on or before the Closing Date.

(S)10.19  Consents and Approvals
          ----------------------

          The Agent shall have received evidence that all consents and approvals necessary to complete the Acquisitions and the Reorganization and the transactions contemplated hereby have been obtained.

(S)10.20  Intercompany Advances
          ---------------------

          The Agent shall have received evidence satisfactory to the Agent of the amount of all Intercompany Advances outstanding on the Closing Date from each Guarantor to the Borrower.


                                  SECTION XI.
                         CONDITIONS TO ALL BORROWINGS
                         ----------------------------

          The obligations of the Banks to make any Revolving Credit Loan, and the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

(S)11.1   Representations True; No Event of Default
          -----------------------------------------

          Each of the representations and warranties of the Borrower, any of the Subsidiary Guarantors and any of their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

(S)11.2   No Legal Impediment
          -------------------

          No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Revolving Credit Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

(S)11.3   Governmental Regulation

     Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

(S)11.4   Proceedings and Documents

     All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.


                                  SECTION XII.
                     EVENTS OF DEFAULT; ACCELERATION; ETC.
                     ------------------------------------

(S)12.1   Events of Default and Acceleration

     If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any (i) interest on the Revolving Credit Loans, (ii) the commitment fee, (iii) any Letter of Credit Fee, (iv) the Agent's Fee, or (v) other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for five (5) days;

          (c) the Borrower or any of the Subsidiary Guarantors shall fail to comply with any of its covenants contained in the first sentence of
     (S)(S)8.6, 8.9, 8.12, 8.16, 8.17, 9.1 through 9.6, 9.8, 9.10, 9.11 or 10 hereof;

          (d) holdings, the Borrower, any of the Borrower's Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

          (e) any representation or warranty of Holdings, the Borrower or any of the Borrower's Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any of the Acquisition Documents, the Reorganization Documents or the Offering Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement or any of the other Loan Documents or any of the Acquisition Documents, the Reorganization Documents or the Offering Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) Holdings, the Borrower or any of the Borrower's Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $5,000,000, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $5,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) Holdings, the Borrower or any of the Borrower's Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or of any substantial part of the assets of such Person or shall commence any case or other proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Holdings, the Borrower or any of the Borrower's Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted and such case or proceeding remains undismissed for sixty (60) days;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against Holdings, the Borrower or any of the Borrower's Subsidiaries that, with other outstanding final judgments, undischarged, against such Persons exceeds in the aggregate $2,000,000;

          (j) Holdings shall at any time (i) amend, supplement or otherwise modify the terms of any of the Subordinated Debt or the Offering Documents, and which amendment, supplement or modification effects any increase in the principal amount of the Discount Notes, the Exchange Notes or the Senior Notes, the interest rate thereon, shortens the maturity or the weighted average life to maturity thereof, or any fees under any of the Offering Documents or tightens or adds covenants or defaults or events of default thereto, or which amendment, supplement or modification relates to other terms and provisions of the Offering Documents and the cumulative effect of which is to materially adversely affect the Agent's or the Bank's rights or interests under the Loan Documents or impact Holdings', the Borrower's or any of their Subsidiaries' ability to perform their respective obligations under the Loan Documents; or (ii) prepay, redeem, repurchase or make any payment in defeasance of any of the Preferred Stock Exchange Notes or the Senior Notes or send any optional notice of redemption, repayment, repurchase or defeasance with respect to any of the Preferred Stock Exchange Notes or the Senior Notes, or (iii) amend, supplement or otherwise modify the terms of the Stockholders Agreement or the Offering Documents (including any provisions pertaining to any Preferred Stock) if such amendment, supplement or modification could reasonably be expected to adversely affect the Agent's or the Banks' rights or impact the Borrower's or Holdings' abilities to fulfill their obligations under the Loan Documents;

          (k) Holdings shall exchange the Senior Preferred Stock for the Preferred Stock Exchange Notes; the holders of all or any part of the Subordinated Debt, the Preferred Stock Exchange Notes or the Senior Notes shall accelerate the maturity of all or any part of the Subordinated Debt, the Preferred Stock Exchange Notes or the Senior Notes; or the Subordinated Debt, the Preferred Stock Exchange Notes, the Senior Notes or any Preferred Stock (including, without limitation, the Senior Preferred Stock) shall be prepaid, redeemed or repurchased in whole or in part;

          (l) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in substantially all of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Holdings, the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (m) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of Holdings, the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (n) the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

          (o) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen
     (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower, such Subsidiary Guarantor or such Subsidiary;

          (p) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Holdings, the Borrower, any of the Subsidiary Guarantors or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of Holdings, the Borrower and their Subsidiaries, taken as a whole;

          (q) (i) Holdings shall at any time, legally or beneficially, own less than 100% of the outstanding capital stock of the Borrower, or shall at any time grant, create, incur or permit to exist any lien or other encumbrance on the capital stock of the Borrower; (ii) the Borrower shall, at any time, legally or beneficially own directly or indirectly less than 100% of the outstanding capital stock of any of its Wholly-Owned Subsidiaries; or (iii) the Borrower shall, at any time, legally or beneficially own directly or indirectly less than 95% of that percentage of the outstanding capital stock of any of its Non-Wholly Owned Subsidiaries which the Borrower owns on the date such Person became a Non-Wholly-Owned Subsidiary;

          (r) the Jordan Affiliates shall at any time comprise less than a majority of the directors on the board of directors of Holdings and the Borrower; or

          (s) the Jordan Affiliates shall at any time, legally or beneficially, own less than fifty one percent (51%) of the Voting Stock of Jordan Industries, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of Jordan Industries, and the Jordan Affiliates shall at any time, legally or beneficially, own less than fifty one percent (51%) of the Voting Stock of Holdings, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of Holdings.

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in (S)(S)13.1(g), 13.1(h) or 13.1(j) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

(S)12.3   Termination of Commitments

          If any one or more of the Events of Default specified in
(S)(S)13.1(g), 13.1(h) or 13.1(j) hereof shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

(S)12.4   Remedies

          In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to (S)13.1 hereof, each Bank, if owed any amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

(S)12.5   Distribution of Collateral Proceeds

          In the event that following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) first, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's Fee payable pursuant to (S)5.2 hereof and all other Obligations and (ii) distributions in respect of Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (d) fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                 SECTION XIII.
                                     SETOFF
                                     ------

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                  SECTION XIV.
                                   THE AGENT

(S)14.1   Authorization.

          The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit

Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

(S)14.2   Employees and Agents

          The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

(S)14.3   No Liability

          Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

(S)14.4   No Representations

          The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

(S)14.5   Payments


(S)14.6   Payments to Agent

          A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

(S)14.7   Distribution by Agent

          If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(S)14.8   Delinquent Banks

          Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of (S)14 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

(S)14.9   Holders of Revolving Credit Notes

          The Agent may deem and treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

(S)14.10  Indemnity

          The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by (S)16 hereof), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

(S)14.11  Agent as Bank

          In its individual capacity, BkB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

(S)14.12  Resignation

          The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit

Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

(S)14.13  Notification of Defaults and Events of Default

          Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this (S)15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

(S)14.14  Duties in the Case of Enforcement

          In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                                  SECTION XV.
                                   EXPENSES
                                   --------

     Whether or not the transactions contemplated hereby shall be consummated, the Borrower promises to pay (a) the reasonable costs of (i) producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein and (ii) any taxes (including any interest and penalties in respect thereto), filing fees or recording fees or taxes payable by any Bank (other than taxes based upon the Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement or the other Loan Documents (the Borrower hereby agreeing to indemnify each Bank with respect thereto), (b) the documented fees, expenses and disbursements of the Agent's Special Counsel and any local counsel to the Agent incurred in connection with the preparation of this Credit Agreement, the other Loan Documents and other instruments mentioned herein, the closing hereunder, amendments, modifications, approvals, consents or waivers hereto or hereunder and the syndication and the termination hereof, (c) all reasonable fees, expenses and disbursements incurred by the Agent in connection with the preparation of this Credit Agreement and the other Loan Documents and the closing hereunder, (d) all reasonable fees, expenses and disbursements incurred by the Agent, BkB or any of its affiliates in connection with the syndication of its Commitment hereunder, provided that the Borrower shall not bear the costs of syndication hereunder which are in excess of $5,000; and (e) all out-of- pocket expenses (including reasonable attorneys' fees and costs), incurred by any Bank or the Agent in connection with the preparation and review of the form of any instrument relevant to this Credit Agreement or the other Loan Documents and the consideration of legal questions relevant thereto and hereto or to any restructuring or "work-out" of any Obligations; and (f) all out-of-pocket expenses (including reasonable attorneys' fees and costs), incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of this Credit Agreement, the Revolving Credit Notes and the other Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation proceeding or dispute whether arising hereunder or under the other Loan Documents or arising out of the transactions contemplated hereby or thereby. The covenants of this (S)16 shall survive payment or satisfaction of all other Obligations.

                                 SECTION XVI.
                                INDEMNIFICATION
                                ---------------

     The Borrower further agrees to indemnify and hold harmless the Agent and the Banks as well as each such Person's shareholders, directors, agents, officers, Subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, each Bank and the Agent shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this
(S)17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this (S)17 shall survive payment or satisfaction in full of all other Obligations.

                                 SECTION XVII.
                          SURVIVAL OF COVENANTS, ETC
                          --------------------------

     All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                                SECTION XVIII.
                         ASSIGNMENT AND PARTICIPATION
                         ----------------------------

(S)18.1  Conditions to Assignment by Banks

     Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment with respect to Revolving Credit Loans and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Note held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations in respect of the Revolving Credit Loans, (c) each assignment (if less than one hundred percent (100%) of such Bank's interests) shall be in an amount no less than $5,000,000, and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit K hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in (S)19.3 hereof, be released from its obligations under this Credit Agreement.

(S)18.2  Certain Representations and Warranties; Limitations; Covenants

     By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this

     Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in (S)7.4 hereof and (S)7.4 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee and that, on the effective date of such Assignment and Acceptance, the circumstances described in (S)(S)5.7 and 5.8 hereof are not applicable to such assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

          (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

(S)18.3  Register

     The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

(S)18.4  New Revolving Credit Notes

     Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Revolving Credit Notes. Within five (5) days of issuance of any new Revolving Credit Notes pursuant to this (S)19.4, upon the request of the Agent, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrower.

(S)18.5  Participations

     Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would forgive any principal of or reduce the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

(S)18.6  Disclosure

     The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

(S)18.7  Assignee or Participant Affiliated with the Borrower

     If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)13.1 or
(S)13.2 hereof, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Revolving Credit Loans. If any Bank sells a participating interest in any of the Revolving Credit Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)13.1 or (S)13.2 hereof to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Revolving Credit Loans to the extent of such participation.

(S)18.8  Miscellaneous Assignment Provisions

     Any assigning Bank shall retain its rights to be indemnified pursuant to
(S)17 hereof with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If BkB transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as the Reference Bank hereunder. Anything contained in this 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

(S)18.9  Assignment by Borrower and Guarantors

     Neither the Borrower nor any Guarantor shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                  SECTION XIX
                                 NOTICES, ETC
                                 ------------

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower or any of the Subsidiary Guarantors, at Jordan Industries, Inc., Arbor Lake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, Illinois 60015, Attention: Gordon L. Nelson, Jr. or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, with copies to Mayer, Brown & Platt, 1675 Broadway, Suite 1900, New York, New York 10019, Attention:
     James B. Carlson, Esq.

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Mark M. Andrew, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                                  SECTION XX.
                                 GOVERNING LAW
                                 -------------

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN (S)20 HEREOF. EACH OF THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                 SECTION XXI.
                                   HEADINGS.
                                   --------

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                 SECTION XXII.
                                 COUNTERPARTS
                                 ------------

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                                SECTION XXIII.
                             ENTIRE AGREEMENT, ETC
                             ---------------------

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
(S)26 hereof.

                                 SECTION XXIV
                             WAIVER OF JURY TRIAL
                             --------------------

     The Borrower and each of the Subsidiary Guarantors hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower and each of the Subsidiary Guarantors hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. the Borrower and each of the Subsidiary Guarantors (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party to which it is a party by, among other things, the waivers and certifications contained herein.

                                 SECTION XXV.
                      CONSENTS, AMENDMENTS, WAIVERS, ETC
                      ----------------------------------

     Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, a decrease in the rate of interest on the Revolving Credit Notes, an extension of the maturity of or extension of scheduled payments on the Revolving Credit Notes, the release of substantially all of the Collateral, an increase in the Total Commitment and a decrease in the amount of commitment fee or Letter of Credit Fees hereunder may not be executed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks and this (S)26 may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and (S)15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                 SECTION XXVI.
                                 SEVERABILITY
                                 ------------

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                                SECTION XXVII.
                 TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION
                 ---------------------------------------------

(S)27.1  Sharing of Information with Section 20 Subsidiary

     The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. The Borrower, each for itself and each of its respective Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such
Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

(S)27.2  Confidentiality

     Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this (S)28, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in (S)28.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of (S)19.6.

(S)27.3  Prior Notification

     Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

(S)27.4  Other

     In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Bank under this (S)28 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Revolving Credit Loans or Reimbursement Obligations from any Bank.

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                       JTP INDUSTRIES, INC.


                                       By: /s/ Gordon L. Nelson
                                           --------------------------------
                                           Gordon L. Nelson, Vice President


                                       NEW CAMBRIDGE PRODUCTS CORPORATION
                                       NEW DURA-LINE CORPORATION
                                       NEW JOHNSON COMPONENTS, INC.
                                       NEW VIEWSONICS, INC.
                                       AIM ELECTRONICS CORPORATION
                                       BOND HOLDINGS, INC.
                                       DIVERSIFIED WIRE & CABLE, INC.
                                       NEW NORTHERN TECHNOLOGIES, INC.
                                       LODAN WEST, INC.
                                       JORDAN TELECOMMUNICATIONS
                                       PRODUCT GROUP-EUROPE, INC.
                                       OLD JORDAN TELECOMMUNICATION
                                       PRODUCT GROUP, INC.
                                       ADAPT COMMUNICATION SUPPLY CO.
                                       S. FL., INC.
                                       NORTHERN TECHNOLOGIES
                                       HOLDINGS, INC.



                                       By: /s/ Gordan L. Nelson
                                           --------------------------------
                                           Gordon L. Nelson, Vice President


                                       BANKBOSTON, N.A., individually and
                                       as Agent


                                       By: /s/ Mark A. Andrew
                                           --------------------------------
                                           Mark M. Andrew, Vice President